Exhibit a.1

DNP SELECT INCOME FUND INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

          DNP SELECT INCOME FUND INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the “Corporation”), desires to amend and restate its charter as currently in effect, and hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The following provisions are all of the provisions of the charter of the Corporation as currently in effect and as hereinafter amended:

          FIRST. Name. The name of the corporation (the “Corporation”) is DNP Select Income Fund Inc.

          SECOND. Purposes. The purposes for which the Corporation is formed are:

                    1.           To engage in the business of a closed-end management investment company.

                    2.           To invest and reinvest in, to buy or otherwise acquire, to hold for investment or otherwise, and to sell or otherwise dispose of:

                        a.           Securities of all kinds, however evidenced, and rights or warrants to acquire securities, of private and public companies, corporations, associations, trusts and other enterprises and organizations;

                        b.          Obligations issued or guaranteed by national and state governments and their instrumentalities and subdivisions;

                        c.           Deposits in banks, savings banks, trust companies and savings and loan associations;

                        d.           Assets and interests other than securities or deposits.

                    3.           To engage in any other lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

          THIRD. Principal office and resident agent. The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and post office address of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

          FOURTH. Capital Stock.

          The total number of shares of all classes of stock which the Corporation shall have authority to issue is 350,000,000 shares with an aggregate par value of $350,000, divided into two classes, of 250,000,000 shares of common stock, $.001 par value per share (“common stock”), and of 100,000,000 shares of preferred stock, $.001 par value per share (“preferred stock”). Five thousand shares of preferred stock have been further designated as shares of Remarketed Preferred Stock, as set forth in Article Fourteenth, and twelve thousand shares preferred stock have been further designated as shares of Auction Preferred Stock, as set forth in Article Fifteenth.

          The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the common stock and the preferred stock (other than the Remarketed Preferred Stock and the Auction Preferred Stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of which are set forth in Article Fourteenth and Article Fifteenth, respectively) are as follows:

          A.           Common stock

               1.           Dividends. Subject to law and to the preferences of the preferred stock, the holders of the common stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the board of directors.

               2.           Voting. Except as provided by law and in or pursuant to this Article Fourth, the holders of the common stock shall have one vote for each share on each matter submitted to a vote of the stockholders of the Corporation.

               3.           Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of the preferred stock shall be entitled upon liquidation, the holders of the common stock shall be entitled to share in the remaining assets of the Corporation according to their respective interests.

B.           Preferred stock

               1.           Authority of the board of directors to issue in series. The preferred stock may be issued from time to time in one or more series. All shares of any one series of preferred stock shall be identical except as to the respective dates of their issue, the dates from which dividends on shares of the series issued on different dates shall cumulate, dividend rates, dividend periods and dividend payment dates. Subject to the charter, authority is expressly granted to the board of directors to authorize the issue of one or more series of preferred stock, and to fix by resolution or resolutions providing for the issue of each such series the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemptions, of such series, to the full extent now or hereafter permitted by law, including but not limited to the following:

             a.           The number of shares of such series, which may subsequently be increased (except as otherwise provided by the resolution or resolutions of the board of directors providing for the issue of such series) or decreased (to a number not less than the number of shares then outstanding) by resolution or resolutions of the board of directors, and the distinctive designation of the series;

             b.           The rates or amounts, the periods, and the times of payment, of dividends on shares of such series;

             c.           The voting powers, if any, of the holders of such series in addition to the voting powers provided by law and in this Article Fourth;

             d.           The terms and conditions, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law;

             e.           The time or times during which, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed by the Corporation;

             f.           The terms of any sinking fund to be applied to the purchase or redemption, or both, of shares of such series, and the terms and amount of any sinking fund payments and the manner of their application; and

             g.           The amount which the holders of each series shall be entitled to receive in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

Except as stated above in this part 1, all shares of preferred stock shall be identical. All shares of preferred stock, regardless of series, shall be of equal rank, and there shall be no priority of one series over any other series in any payment of dividends nor upon any distribution of assets.

                 2.           Dividends. The holders of preferred stock of each series shall be entitled to receive, when and as declared by the board of directors, cumulative cash dividends at the rates or amounts, for the periods, and at the times, determined as, or in the manner, specified for such series by the board of directors as authorized in the preceding part 1.

                 No dividends shall be paid or declared or set apart for payment on any share of preferred stock of any series for any dividend period unless at or prior to such time all dividends accumulated on all shares of preferred stock then outstanding shall have been declared through the most recently ended dividend period of the respective shares, and terminating on the same and any earlier date shall have been paid or declared and set apart for payment.

                 3.           Voting. At any meeting of stockholders of the Corporation at which directors are to be elected, the holders of preferred stock of all series, voting separately as a single class, shall be entitled to elect two members of the board of directors, and the holders of common stock, voting separately as a single class, shall be entitled to elect the balance of the members of the board of directors.

          If at any time dividends on any outstanding preferred stock of any series shall be unpaid in an amount equal to two full years’ dividends, the number of directors constituting the board of directors shall automatically be increased by the smallest number that, when added to the number of directors then constituting the board of directors, shall constitute a majority of such increased number, including the two directors elected by the holders of preferred stock pursuant to the preceding paragraph; and at a special meeting of stockholders which shall be called and held as soon as practicable, and at all subsequent meetings at which directors are to be elected, the holders of preferred stock of all series, voting separately as a single class, shall be entitled to elect the smallest number of additional directors of the Corporation who will constitute a majority of the total number of directors of the Corporation so increased. The terms of office of the persons who are directors at the time of that election shall continue. If the Corporation thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of preferred stock of all series for all past dividend periods, the voting rights stated in the preceding sentence shall cease, and the terms of office of all of the directors elected by the holders of preferred stock (but not of the directors elected by the holders of common stock) shall terminate automatically. A special meeting of stockholders shall be called and held as soon thereafter as practicable for the election of two directors by the holders of the preferred stock, as provided in the preceding paragraph; and at such meeting, and at all subsequent meetings of stockholders at which directors are to be elected, the holders of shares of preferred stock and of common stock shall have the right to elect the members of the board of directors as stated in the preceding paragraph, subject to the revesting of the rights of the holders of the preferred stock as provided in the first sentence of this paragraph in the event of any subsequent arrearage in the payment of two full years’ dividends on the shares of preferred stock of any series.

          Any vacancy in the office of any director elected by the holders of shares of preferred stock may be filled by the remaining directors (or director) so elected or, if not so filled, by the holders of shares of preferred stock of all series, voting separately as a single class, at any meeting of stockholders for the election of directors held thereafter. A director elected by the holders of preferred stock or of common stock may be removed with or without cause, but only by action taken by the holders of at least 75% of the shares of preferred stock or of common stock, respectively, then entitled to vote in an election to fill that directorship.

          Except to the extent stated otherwise in this Article Fourth, the provisions of Article Sixth shall apply to this Article Fourth.

          4.           Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of preferred stock of each series shall be entitled to receive only such amount or amounts, including accumulated and unpaid dividends, as shall have been fixed by the charter or by the resolution or resolutions of the board of directors providing for the issue of such series. If, upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of preferred stock of all series should be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets shall be distributed among the holders of shares of preferred stock ratably in any such distribution of assets according to the respective amounts that would be payable on all such shares if all amounts thereon were paid in full. A consolidation or merger of the Corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the Corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of this Article Fourth.

C.       All stock

          1.           Sale of shares. The board of directors may authorize the sale and issuance from time to time of shares of stock, whether now or hereafter authorized, for such consideration as the board of directors considers advisable, but not less than par value, subject to such limitations as may be set forth in the charter of the Corporation, the bylaws, the General Laws of the State of Maryland, the Investment Company Act of 1940, and other applicable laws.

          2.           Fractional shares. Except as may be provided otherwise by the board of directors in authorizing the issuance of a series of preferred stock, stock may be issued in fractions of whole shares, to which attach pro rata all of the rights of whole shares, including the right of voting and of receipt of dividends, except that there shall be no right of receipt of a certificate representing any fraction of a whole share.

          3.           No preemptive rights. No holder of shares of the Corporation, whether now or hereafter authorized, shall be entitled as of right to acquire from the Corporation any shares of the Corporation, whether now or hereafter authorized.

          FIFTH. Bylaws. The board of directors is authorized to adopt, alter and repeal the bylaws of the Corporation, except to the extent that the bylaws provide otherwise.

          SIXTH. Board of Directors.

          1.           The total number of directors constituting the board of directors of the Corporation shall be three, which number may be increased from time to time in accordance with the bylaws of the Corporation but shall not be less than three. No decrease in the number of directors shall have the effect of shortening the term of any director then in office.

          2.           Beginning with the first annual meeting of shareholders held after the initial public offering of the shares of the Corporation (“the initial annual meeting”), the board of directors shall be divided into three classes: class I, class II, and class III. The terms of office of the classes of directors elected at the initial annual meeting shall expire at the times of the annual meetings of the stockholders as follows—class I in 1988, class II in 1989, and class III in 1990—or thereafter in each case when their respective successors are elected and qualified. At each subsequent annual election, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible.

          3.           Any vacancy occurring in the board of directors may be filled by a majority of the directors in office. A new directorship resulting from an increase in the number of directors shall be construed not to be a vacancy. Any director elected to fill a vacancy shall be in the same class and have the same remaining term as that of the predecessor.

          4.           A director may be removed with or without cause, but only by action of the shareholders taken by the holders of at least 75% of the shares then entitled to vote in an election of directors.

          5.           A majority of the total number of directors fixed in the bylaws shall be required to constitute a quorum at meetings of the board of directors.

          SEVENTH. Majority votes of stockholders. Notwithstanding any provision of the laws of the State of Maryland requiring approval by the stockholders of any action by the affirmative vote of a greater proportion than a majority of the votes entitled to be cast on the matter, any such action may be taken or authorized upon the concurrence of a majority of the number of votes entitled to be cast thereon.

          EIGHTH. Indemnification. Each person who is or was a director or officer of the Corporation, and each person who serves or served at the request of the Corporation as a director or officer of another enterprise, shall be indemnified by the Corporation in accordance with, and to the fullest extent authorized by, the Maryland General Corporation Law as it may be in effect from time to time, provided that this section shall not protect any director or officer of the Corporation against any liability to the Corporation or to its shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; and provided further that this Article Eighth shall not apply as to any action, suit or proceeding brought by or on behalf of a director or officer without prior approval of the board of directors.

          NINTH. Liability of directors and officers. The directors and officers of the Corporation shall not be liable to the Corporation or to any of its stockholders or creditors because of any action taken by them in good faith, and in taking any such action the directors and officers shall be fully protected in relying in good faith upon the books of account of the Corporation or statements or reports prepared by any of its officials or employees or by others who they believe in good faith are qualified to make such statements or reports; provided that this sentence shall not protect any director or officer of the Corporation against any liability to the Corporation or to its stockholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

          TENTH. Merger, sale of assets, liquidation. Notwithstanding any other provisions of the charter of the Corporation, a favorable vote of the holders of at least 75% of the shares of the Corporation then entitled to be voted on the matter shall be required to approve, adopt or authorize (i) a merger or consolidation of the Corporation with any other corporation, (ii) a sale of all or substantially all of the assets of the Corporation (other than in the regular course of its investment activities), or (iii) a liquidation or dissolution of the Corporation, unless such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the bylaws.

          ELEVENTH. Conversion to open-end company. Notwithstanding any other provisions of the charter of the Corporation, at any time prior to January 1, 1992, a favorable vote of the holders of at least 75% of the shares of the Corporation entitled to be voted on the matter shall be required to approve, adopt or authorize an amendment to the charter of the Corporation that makes the common stock a redeemable security (as that term is defined in the Investment Company Act of 1940), unless such action has previously been approved, adopted or authorized by the affirmative vote of two-thirds of the total number of directors fixed in accordance with the bylaws.

          TWELFTH. Amendment of charter. The Corporation reserves the right to amend, alter, change or repeal any provision contained in its charter, in the manner now or hereafter prescribed by statute, and any rights conferred upon the stockholders are granted subject to this reservation. Notwithstanding any other provisions of the charter of the Corporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law or the charter or bylaws of the Corporation), the amendment or repeal of Article Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh or Twelfth of the charter of the Corporation shall require the affirmative vote of the holders of at least 75% of the shares then entitled to be voted on the matter.

          THIRTEENTH. Limitation of Liability. To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or to its stockholders for money damages; provided, however, that this Article Thirteenth shall not protect any director or officer of the Corporation against any liability to the Corporation or to its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision in connection with any act or omission that occurred prior to such amendment or repeal.

          FOURTEENTH. Remarketed Preferred Stock. The number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the Remarketed Preferred Stock, Series A; Remarketed Preferred Stock, Series B; Remarketed Preferred Stock, Series C; Remarketed Preferred Stock, Series D; and Remarketed Preferred Stock, Series E are as set forth in this Article Fourteenth:

DESIGNATION

          SERIES A: A series of 1,000 shares of preferred stock, par value $.001 per share, liquidation preference $100,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is designated “Remarketed Preferred Stock, Series A.” Each share of Remarketed Preferred Stock, Series A shall be issued on a date to be determined by the Board of Directors of the Corporation or a duly authorized committee thereof; have an Initial Dividend Payment Date (as herein defined) to be determined by the Board of Directors of the Corporation or a duly authorized committee thereof; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Article Fourteenth) by the Corporation on a date to be determined by the Board of Directors of the Corporation or a duly authorized committee thereof at a redemption price of $100,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared); and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Corporation, as are set forth in Part I and Part II of this Article Fourteenth. The Remarketed Preferred Stock, Series A shall constitute a separate series of preferred stock of the Corporation, and each share of Remarked Preferred Stock, Series A shall be identical except as provided in paragraph 4 of Part I of this Article Fourteenth.

          SERIES B: A series of 1,000 shares of preferred stock, par value $.001 per share, liquidation preference $100,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is designated “Remarketed Preferred Stock, Series B.” Each share of Remarketed Preferred Stock, Series B shall be issued on a date to be determined by the Board of Directors of the Corporation or a duly authorized committee thereof; have an Initial Dividend Payment Date (as herein defined) to be determined by the Board of Directors of the Corporation or a duly authorized committee thereof; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Article Fourteenth) by the Corporation on a date to be determined by the Board of Directors of the Corporation or a duly authorized committee thereof at a redemption price of $100,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared); and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Corporation, as are set forth in Part I and Part II of this Article Fourteenth. The Remarketed Preferred Stock, Series B shall constitute a separate series of preferred stock of the Corporation, and each share of Remarketed Preferred Stock, Series B shall be identical except as provided in paragraph 4 of Part I of this Article Fourteenth.

          SERIES C: A series of 1,000 shares of preferred stock, par value of $.001 per share, liquidation preference $100,000 per share plus accumulated but unpaid dividends, if any, thereon

(whether or not earned or declared), is designated “Remarketed Preferred Stock, Series C.” Each share of Remarketed Preferred Stock, Series C shall be issued on a date to be determined by the Board of Directors of the Corporation or a duly authorized committee thereof; have an Initial Dividend Payment Date (as herein defined) to be determined by the Board of Directors of the Corporation or a duly authorized committee thereof; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Article Fourteenth) by the Corporation on a date to be determined by the Board of Directors of the Corporation or a duly authorized committee thereof at a redemption price of $100,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared); and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Corporation, as are set forth in Part I and Part II of this Article Fourteenth. The Remarketed Preferred Stock, Series C shall constitute a separate series of preferred stock of the Corporation, and each share of Remarketed Preferred Stock, Series C shall be identical except as provided in paragraph 4 of Part I of this Article Fourteenth.

          SERIES D: A series of 1,000 shares of preferred stock, par value $.001 per share, liquidation preference $100,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is designated “Remarketed Preferred Stock, Series D.” Each share of Remarketed Preferred Stock, Series D shall be issued on a date to be determined by the Board of Directors of the Corporation or a duly authorized committee thereof; have an Initial Dividend Payment Date (as herein defined) to be determined by the Board of Directors of the Corporation or a duly authorized committee thereof; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Article Fourteenth) by the Corporation on a date to be determined by the Board of Directors of the Corporation or a duly authorized committee thereof at a redemption price of $100,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared); and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Corporation, as are set forth in Part I and Part II of this Article Fourteenth. The Remarketed Preferred Stock, Series D shall constitute a separate series of preferred stock of the Corporation, and each share of Remarketed Preferred Stock, Series D shall be identical except as provided in paragraph 4 of Part I of this Article Fourteenth.

          SERIES E: A series of 1,000 shares of preferred stock, par value $.001 per share, liquidation preference $100,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is designated “Remarketed Preferred Stock, Series E.” Each share of Remarketed Preferred Stock, Series E shall be issued on a date to be determined by the Board of Directors of the Corporation or a duly authorized committee thereof; have an Initial Dividend Payment Date (as herein defined) to be determined by the Board of Directors of the Corporation or a duly authorized committee thereof; be redeemed (unless such share shall have been otherwise redeemed pursuant to paragraph 4 of Part I of this Article Fourteenth) by the Corporation on a date to be determined by the Board of Directors of the Corporation of a duly authorized committee thereof at a redemption price of $100,000 per share plus accumulated but unpaid dividends to the date fixed for redemption (whether or not earned or declared); and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Corporation, as are set forth in Part I and Part II of this Article Fourteenth. The Remarketed Preferred Stock, Series E shall constitute a separate series of preferred stock of the Corporation, and each share of Remarketed Preferred Stock, Series E shall be identical except as provided in paragraph 4 of Part I of this Article Fourteenth.

PART I.

          1.           Definitions. Unless the context or use indicates another or different meaning or intent, the following terms shall have the following meanings for purposes of this Article Fourteenth, whether used in the singular or plural:

                         “‘AA’ Composite Commercial Paper Rate,” on any date, means (i) the Interest Equivalent of the rate on commercial paper placed for the number of days specified in the succeeding sentence on behalf of issuers whose corporate bonds are rated “AA” by S&P and “Aa” by Moody’s, or the equivalent of such rating by another nationally recognized statistical rating organization, as such rate is made available by the Federal Reserve Bank of New York on a discount basis or otherwise for the Business Day immediately preceding such date, or (ii) if the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of such rates on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers to the Remarketing Agent for the close of business on the Business Day immediately preceding such date. In respect of any Dividend Period (determined without regard to any adjustment in the remarketing schedule in respect of non-Business Days, as provided herein), the “AA” Composite Commercial Paper Rate shall be the Interest Equivalent of the 60-day rate. If any Commercial Paper Dealer does not quote a rate required to determine the “AA” Composite Commercial Paper Rate, the “AA” Composite Commercial Paper Rate shall be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Dealers or, if none of the Commercial Paper Dealers quotes such a rate, by any Substitute Commercial Paper Dealer or Dealers selected by the Corporation to provide such rate or rates not being supplied by any Commercial Paper Dealer.

                         “Accountant’s Confirmation” has the meaning set forth in paragraph 8(a) (iii) of this Part I.

                         “Agent Member” means a designated member of the Securities Depository that will maintain records for a Beneficial Owner of shares of RP and that will be authorized and instructed to disclose information to the Remarketing Agent and the Paying Agent with respect to such Beneficial Owner.

                         “Annual Valuation Date” means, for so long as any shares of RP are outstanding, December 31 of each year, or, if such day is not a Valuation Date, the next preceding Valuation Date.

                         “Applicable Dividend Rate” means, with respect to the Initial Dividend Period, the rate of cash dividend per annum established by the Board of Directors and, for each subsequent Dividend Period, means the rate of cash dividend per annum that (i) except for a Dividend Period commencing during a Non-Payment Period, will be equal to the lower of the rate of cash dividend per annum that the Remarketing Agent advises results on the Dividend Reset Date preceding the first day of such Dividend Period from implementation of the remarketing procedures set forth in Part II hereof and the Maximum Dividend Rate or (ii) for each Dividend Period commencing during a Non-Payment Period, will be equal to the Non-Payment Period Rate.

                         “Applicable Percentage” has the meaning set forth under “Maximum Dividend Rate” below.

                         “Authorized Newspaper” means a newspaper of general circulation in the English language generally published on Business Days in The City of New York.

                         “Beneficial Owner” means a person that is listed as the beneficial owner of one or more shares of RP in the records of the Paying Agent or, with respect to any share not registered in the name of the Securities Depository on the stock transfer books of the Corporation, the person in whose name such share is so registered.

                         “Board of Directors” means the Board of Directors of the Corporation.

                         “Business Day” means a day on which the New York Stock Exchange, Inc. is open for trading, and is not a day on which banks in The City of New York are authorized or obligated by law to close.

                         “Charter” means the charter of the Corporation.

                         “Code” means the Internal Revenue Code of 1986, as amended from time to time.

                         “Commercial Paper Dealers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) and such other Commercial Paper Dealer or Dealers as the Corporation may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

                         “Common Stock” means the common stock, par value $.001 per share, of the Corporation.

                         “Corporation” means DNP Select Income Fund Inc., a Maryland corporation and the issuer of the shares of RP.

                         “Date of Original Issue” means, with respect to any share of RP, the date on which the Corporation originally issues such share.

                         “Discount Factor” means a Moody’s Discount Factor (if Moody’s is then rating the RP), an S&P Discount Factor (if S&P is then rating the RP) or a Substitute Rating Agency Discount Factor (if a Substitute Rating Agency is then rating the RP), as the case may be.

                         “Discounted Value,” with respect to any asset held by the Corporation as of any date, means the Moody’s Discounted Value of such asset (if Moody’s is then rating the RP), the S&P Discounted Value of such asset (if S&P is then rating the RP) or a Substitute Rating

Agency Discounted Value of such asset (if a Substitute Rating Agency is then rating the RP), as the case may be.

                         “Dividend Payment Date” means the day after the last day of the applicable Dividend Period; provided that, if any such date shall not be a Business Day, the Dividend Payment Date shall be the Business Day next succeeding such day.

                         “Dividend Period” means, with respect to any share of RP, the Initial Dividend Period for such share and thereafter a period which shall commence on each (but not the final) Dividend Payment Date for such share (which, except during a Non-Payment Period, shall be a Settlement Date for such share). Each such subsequent Dividend Period for such share will comprise, beginning with and including the day upon which it commences, 49 consecutive days (or such other number of consecutive days as are specified by the Board of Directors in the event of a change in law altering the Minimum Holding Period, as provided herein). Notwithstanding the foregoing, any adjustment of the remarketing schedule by the Remarketing Agent which includes an adjustment of a Settlement Date shall lengthen or shorten the related Dividend Period by causing it to end on and include the day before the Settlement Date as so adjusted.

                         “Dividend Reset Date” means any date on which the Remarketing Agent (i) determines the Applicable Dividend Rate for the ensuing Dividend Period, (ii) notifies holders, purchasers and tendering holders of shares of RP by telephone, telex or otherwise of the results of the Remarketing and (iii) announces such Applicable Dividend Rate.

                         “Dividends-Received Deduction” means the deduction allowed to corporate holders of certain preferred stock with respect to dividends received on such stock by Section 243(a)(1) of the Code, or any successor thereto.

                         “Eligible Asset” means a Moody’s Eligible Asset (if Moody’s is then rating the RP), an S&P Eligible Asset (if S&P is then rating the RP) or a Substitute Rating Agency Eligible Asset (if a Substitute Rating Agency is then rating the RP), as the case may be.

                         “Holder” means, with respect to any share of RP, unless the context otherwise requires, the person whose name appears on the stock transfer books of the Corporation as the registered holder of such share.

                         “Independent Accountant” means a nationally recognized accountant, or firm of accountants, that is with respect to the Corporation an independent public accountant or firm of independent public accountants under the Securities Act of 1933, as amended.

                         “Initial Dividend Period” means, with respect to any share of RP, the period commencing on and including the Date of Original Issue of such share and ending on the day prior to the Initial Dividend Payment Date.

                         “Interest Equivalent” means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

                         “Investment Company Act” means the Investment Company Act of 1940, as amended from time to time.

                         “Investment Company Act Preferred Stock Asset Coverage” means asset coverage, as defined in section 18(h) of the Investment Company Act, of at least 200% of the aggregate liquidation preference with respect to all outstanding senior securities of the Corporation which are stock, including all outstanding shares of Preferred Stock (or such other asset coverage as may be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of paying dividends on its common stock).

                         “Investment Company Act Cure Date,” with respect to the failure by the Corporation to maintain the Investment Company Act Preferred Stock Asset Coverage (as required by paragraph 7 of this Part I) as of the last day of each month, means the last Business Day of the following such month.

                         “Market Value” means the Moody’s Market Value (if Moody’s is then rating the RP), the S&P Market Value (if S&P is then rating the RP) or a Substitute Rating Agency Market Value (if a Substitute Rating Agency is then rating the RP), as the case may be.

                         “Maximum Dividend Rate” for any Dividend Period at any Dividend Reset Date shall apply to a cash dividend, and be the Applicable Percentage of the applicable “AA” Composite Commercial Paper Rate. The Applicable Percentage shall vary with the lower of the credit rating or ratings assigned to the shares of RP by Moody’s and S&P (or if Moody’s or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) on each Dividend Reset Date as follows:

Credit Ratings		Applicable
		Percentage
Moody’s	S&P
“aa3” or higher	AA- or higher	150%
“a3” to “a1”	A- to A+	175%
“baa3” to “baa1”	BBB- to BBB+	200%
Below “baa3”	Below BBB-	225%

Notwithstanding the foregoing, the Board of Directors shall have the authority from time to time to change the Applicable Percentage associated with any of the above credit rating categories to a level below or equal to the percentage set forth in the table above, provided that the Board of Directors determines and the Rating Agencies advise the Corporation in writing that such change will not adversely affect their then-current ratings on the RP. The Remarketing Agent shall round each applicable Maximum Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths (0.0005) of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent. The Remarketing Agent shall not round the applicable “AA” Composite Commercial Paper Rate as part of their calculation of any Maximum Dividend Rate.

                         “Minimum Holding Period” means 46 days or such other minimum holding period required for corporate taxpayers to be entitled to the Dividends-Received Deduction as provided in Section 246(c) of the Code or any successor thereto.

                         “Moody’s” means Moody’s Investors Service, Inc.; and includes any successor thereto.

                         “Moody’s Discounted Value,” with respect to any asset held by the Corporation as of any date, means, except as may be otherwise provided in the definition of “Discounted Value” set forth in the Moody’s Guidelines, the quotient of the Moody’s Market Value of such asset divided by the applicable Moody’s Discount Factor; provided, however, that any asset as to which there is no Moody’s Discount Factor shall have a Moody’s Discounted Value of zero.

                         “Moody’s Discount Factors” means the discount factors set forth in the Moody’s Guidelines for use in calculating the Moody’s Discounted Value of the Corporation’s assets in connection with Moody’s rating of the RP.

                         “Moody’s Eligible Assets” means assets of the Corporation set forth in the Moody’s Guidelines as “Eligible Assets” for purposes of determining maintenance of the Moody’s Preferred Stock Basic Maintenance Amount in connection with Moody’s rating of the RP.

                         “Moody’s Guidelines” means that certain document entitled “Moody’s Preferred Stock Guidelines” and adopted by the Board of Directors as of the date hereof; provided, however, that any of the provisions of said document may from time to time be amended, altered or repealed by the Board of Directors in its sole discretion, without any vote or consent of shareholders of the Corporation, based on a determination by the Board of Directors that such action is necessary or appropriate in connection with obtaining or maintaining the rating assigned by Moody’s to the RP or revising the Corporation’s investment restrictions or policies consistent with guidelines adopted by Moody’s, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the RP or the Holders thereof, provided that the Board of Directors receives written confirmation from Moody’s that any such amendment, alteration or repeal would not adversely affect the rating then assigned by Moody’s to the RP.

                         “Moody’s Market Value,” with respect to any asset of the Corporation, means the amount set forth in the Moody’s Guidelines as the “Market Value” of such asset.

                         “Moody’s Preferred Stock Basic Maintenance Amount” means the amount set forth in the Moody’s Guidelines as the “Preferred Stock Basic Maintenance Amount.”

                         “Non-Payment Period” means any period beginning on and including the day on which the Corporation shall fail to (i) declare, prior to 12:00 noon, New York City time, on the second Business Day preceding any Dividend Payment Date for any shares of RP, for payment on such Dividend Payment Date to the Beneficial Owners of such shares of RP as of 12:00 noon, New York City time, on the Business Day preceding such Dividend Payment Date, the full amount of any dividend on such shares of RP payable on such Dividend Payment Date or (ii) deposit, irrevocably in trust, in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) on any Dividend Payment Date the full amount of any declared cash dividend (whether or not earned) payable on such Dividend Payment Date or (B) on any redemption date for any shares of RP, the redemption price of such shares of $100,000 per share plus the full amount of any cash dividends thereon (whether or not earned or declared)

accumulated but unpaid to such redemption date after a Notice of Redemption with respect to such shares of RP has been given pursuant to paragraph 4(e) of Part I hereof, and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends and unpaid redemption prices shall have been so deposited or shall have otherwise been made available to Beneficial Owners in same-day funds; provided that a Non-Payment Period shall not end during the first seven days thereof unless the Corporation shall have given at least three days’ written notice to the Paying Agent, the Remarketing Agent and the Securities Depository and thereafter shall not end unless the Corporation shall have given at least fourteen days’ written notice to the Paying Agent, the Remarketing Agent, the Securities Depository and all Beneficial Owners.

                         “Non-Payment Period Rate” means, initially, 225% of the applicable “AA” Composite Commercial Paper Rate, provided that the Board of Directors shall have the authority to adjust, modify, alter or change from time to time the initial Non-Payment Period Rate if the Board of Directors determines and the Rating Agencies advise the Corporation in writing that such adjustment, modification, alteration or change will not adversely affect their then-current ratings on the RP.

                         “Notice of Redemption” means any notice with respect to the redemption of shares of RP pursuant to paragraph 4 of this Part I.

                         “Other Preferred Stock” means Preferred Stock other than the RP.

                         “Other RP” means remarketed preferred stock of the Corporation, if any, other than the RP. For the avoidance of doubt, “Other RP” shall not include any shares of Preferred Stock issued pursuant to a registration statement that was filed with the Securities and Exchange Commission on or after June 13, 1989.

                         “Paying Agent” means The Bank of New York, or any successor company or entity, which has entered into a Paying Agent Agreement with the Corporation to act for the Corporation, among other things, as the transfer agent, registrar, dividend and redemption price disbursing agent, settlement agent and agent for certain notifications in connection with the shares of RP in accordance with such agreement.

                         “Paying Agent Agreement” means an agreement to be entered into between the Corporation and the Paying Agent.

                         “Preferred Stock” means the preferred stock, par value $.001 per share, of the Corporation, and includes the RP and Other Preferred Stock.

                         “Preferred Stock Basic Maintenance Amount” means the Moody’s Preferred Stock Basic Maintenance Amount (if Moody’s is then rating the RP), the S&P Preferred Stock Basic Maintenance Amount (if S&P is then rating the RP) or a Substitute Rating Agency Basic Maintenance Amount (if a Substitute Rating Agency is then rating the RP), as the case may be.

                         “Preferred Stock Basic Maintenance Cure Date,” with respect to the failure by the Corporation to satisfy any Preferred Stock Basic Maintenance Amount (as required by paragraph

8 of this Part I) as of a given Valuation Date, means the eighth Business Day following such Valuation Date.

                         “Preferred Stock Basic Maintenance Report” means a report signed by the President, Treasurer or any Senior Vice President or Vice President of the Corporation which sets forth, as of any Valuation Date, the assets of the Corporation, the Market Value and the Discounted Value thereof (seriatim and in aggregate) and each Preferred Stock Basic Maintenance Amount.

                         “Rating Agencies” means S&P and Moody’s for so long as S&P and Moody’s issue ratings for the RP, and, at such time as S&P and/or Moody’s no longer issues a rating for the RP, the Substitute Rating Agency or Substitute Rating Agencies, as the case may be.

                         “Remarketing” means each periodic operation of the process for remarketing shares of RP as described in Part II hereof.

                         “Remarketing Agent” means MLPF&S and any additional or successor companies or entities which have entered into an agreement with the Corporation to carry out the remarketing procedures for the purpose of determining the Applicable Dividend Rates.

                         “Right” has the meaning set forth in paragraph 3(k) of this Part I.

                         “RP” means either the Remarketed Preferred Stock, Series A; the Remarketed Preferred Stock, Series B; the Remarketed Preferred Stock, Series C; the Remarketed Preferred Stock, Series D; or the Remarketed Preferred Stock, Series E.

                         “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and includes any successor thereto.

                         “S&P Discounted Value,” with respect to any asset held by the Corporation as of any date, means, except as may be otherwise provided in the definition of “Discounted Value” set forth in the S&P Guidelines, the quotient of the S&P Market Value of such asset divided by the applicable S&P Discount Factor; provided, however, that any asset as to which there is no S&P Discount Factor shall have an S&P Discounted Value of zero.

                         “S&P Discount Factors” means the discount factors set forth in the S&P Guidelines for use in calculating the S&P Discounted Value of the Corporation’s assets in connection with S&P’s rating of the RP.

                         “S&P Eligible Assets” means assets of the Corporation set forth in the S&P Guidelines as “Eligible Assets” for purposes of determining maintenance of the S&P Preferred Stock Basic Maintenance Amount in connection with S&P’s rating of the RP.

                         “S&P Guidelines” means that certain document entitled “Standard & Poor’s Preferred Stock Guidelines” and adopted by the Board of Directors as of the date hereof; provided, however, that any of the provisions of said document may from time to time be amended, altered or repealed by the Board of Directors in its sole discretion, without any vote or consent of shareholders of the Corporation, based on a determination by the Board of Directors that such action is necessary or appropriate in connection with obtaining or maintaining the rating assigned by S&P to the RP or revising the Corporation’s investment restrictions or policies consistent with guidelines adopted by S&P, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the RP or the Holders thereof, provided that the Board of Directors receives written confirmation from S&P that any such amendment, alteration or repeal would not adversely affect the rating then assigned by S&P to the RP.

                         “S&P Market Value,” with respect to any asset of the Corporation, means the amount set forth in the S&P Guidelines as the “Market Value” of such asset.

                         “S&P Preferred Stock Basic Maintenance Amount” means the amount set forth in the S&P Guidelines as the “Preferred Stock Basic Maintenance Amount.”

                         “Securities Depository” means The Depository Trust Company, a securities depository, or any successor company or other entity selected by the Corporation for the shares of RP that agrees to follow the procedures required to be followed by such securities depository in connection with the shares of RP.

                         “Service” means the Internal Revenue Service.

                         “Settlement Date” means any date on which (i) a new Dividend Period begins, and (ii) shares of RP which have been tendered and sold in a Remarketing are delivered through the Securities Depository.

                         “Substitute Commercial Paper Dealers” means such Substitute Commercial Paper Dealer or Dealers as the Corporation may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

                         “Substitute Rating Agency” and “Substitute Rating Agencies” mean a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations, respectively, selected by the Corporation to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the shares of RP.

                         “Substitute Rating Agency Discounted Value,” with respect to any Substitute Rating Agency and any asset held by the Corporation as of any date, means, except as may be otherwise provided in the definition of “Discounted Value” set forth in the Substitute Rating Agency Guidelines applicable to such Substitute Rating Agency, the quotient of the Substitute Rating Agency Market Value of such asset applicable to such Substitute Rating Agency divided by the Substitute Rating Agency Discount Factor applicable to such Substitute Rating Agency and such asset; provided, however, that any asset as to which there is no Substitute Rating Agency Discount Factor applicable to such Substitute Rating Agency and such asset shall have a Substitute Rating Agency Discounted Value of zero.

                         “Substitute Rating Agency Discount Factors” means the discount factors set forth in the Substitute Rating Agency Guidelines applicable to a Substitute Rating Agency for use in calculating the Substitute Rating Agency Discounted Value of the Corporation’s assets in connection with such Substitute Rating Agency’s rating of the RP.

                         “Substitute Rating Agency Eligible Assets,” with respect to any Substitute Rating Agency, means assets of the Corporation set forth in the Substitute Rating Agency Guidelines applicable to such Substitute Rating Agency as “Eligible Assets” for purposes of determining maintenance of the Substitute Rating Agency Preferred Stock Basic Maintenance Amount in connection with such Substitute Rating Agency’s rating of the RP.

                         “Substitute Rating Agency Guidelines” means any document adopted by the Board of Directors, in connection with the selection of a Substitute Rating Agency, setting forth the guidelines supplied by such Substitute Rating Agency in connection with its assignment of a rating to the RP; provided, however, that any of the provisions of said document may from time to time be amended, altered or repealed by the Board of Directors in its sole discretion, without any vote or consent of shareholders of the Corporation, based on a determination by the Board of Directors that such action is necessary or appropriate in connection with obtaining or maintaining the rating assigned by such Substitute Rating Agency to the RP or revising the Corporation’s investment restrictions or policies consistent with guidelines adopted by such Substitute Rating Agency, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the RP or the Holders thereof, provided that the Board of Directors receives written confirmation from such Substitute Rating Agency that any such amendment, alteration or repeal would not adversely affect the rating then assigned by such Substitute Rating Agency to the RP.

                         “Substitute Rating Agency Market Value,” with respect to any Substitute Rating Agency and any asset of the Fund, means the amount set forth as the “Market Value” of such asset in the Substitute Rating Agency Guidelines applicable to such Substitute Rating Agency.

                         “Substitute Rating Agency Preferred Stock Basic Maintenance Amount,” with respect to any Substitute Rating Agency, means the amount set forth as the “Preferred Stock Basic Maintenance Amount” in the Substitute Rating Agency Guidelines applicable to such Substitute Rating Agency.

                         “Tender and Dividend Reset” means the process pursuant to which shares of RP may be tendered or deemed tendered in a Remarketing or held and become subject to the new Applicable Dividend Rate determined by the Remarketing Agency in such Remarketing.

                         “Tender Date” means any date on which (i) each holder of shares of RP must provide to the Remarketing Agent irrevocable telephonic notice of intent to tender shares of RP in a Remarketing, and (ii) such Remarketing formally commences.

                         “Valuation Date” means the last Business Day of each week, or such other date as the Corporation and the Rating Agencies may agree upon for purposes of determining the Preferred Stock Basic Maintenance Amount.

                         “Voting Period” has the meaning set forth in paragraph 6(b) of this Part I.

           2.           Fractional Shares. No fractional shares of RP shall be issued or recognized by the Corporation.

          3.           Dividends. (a) The Holders as of 12:00 noon, New York City time, on the Business Day preceding the applicable Dividend Payment Dates, shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative dividends each consisting of (i) cash at the Applicable Dividend Rate and (ii) a Right to receive cash determined as set forth in paragraph 3(k) below and payable as set forth therein. The Board of Directors shall designate, in accordance with the applicable provisions of the Code, the cash dividends on the shares of RP so declared and paid or payable and on the shares of Other RP declared and payable for any fiscal year as qualifying for the Dividends-Received Deduction in an amount equal to the lesser of (i) the amount of the Corporation’s income for such fiscal year which qualifies for the Dividends-Received Deduction, or (ii) the amount of such cash dividends.

          (b)         Dividends on shares of RP shall accumulate from their Date of Original Issue and will be payable, when, as and if declared by the Board of Directors, on each Dividend Payment Date.

          (c)         Each declared dividend, including each Right, shall be payable on the applicable Dividend Payment Date to the Holder or Holders of such shares of RP as set forth in paragraph 3(a). Dividends on any share in arrears for any past Dividend Payment Date may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holder of such share on a date not exceeding five Business Days preceding the payment date thereof, as may be fixed by the Board of Directors. Any dividend payment made on any share of RP shall first be credited against the earliest dividends accumulated but unpaid (whether or not earned) with respect to such share.

          (d)         Neither Holders nor Beneficial Owners of shares of RP shall be entitled to any dividends on the shares of RP, whether payable in cash, property or stock, in excess of full cumulative dividends (including Rights) thereon. Except as provided in paragraph 3(h) or 3(k) of this Part I, neither Holders nor Beneficial Owners of shares of RP shall be entitled to any interest, or other additional amount, on any dividend payment (including Rights) on any share of RP which may be in arrears.

          (e)         Except as otherwise provided herein, the Applicable Dividend Rate on each share of RP for each Dividend Period with respect to such share shall be equal to the rate per annum that results from implementation of the remarketing procedures described in Part II hereof.

          (f)         The amount of cash dividends for shares of RP payable (if declared) on each Dividend Payment Date shall be computed by the Corporation by multiplying the Applicable Dividend Rate in effect with respect to cash dividends payable on such share on such Dividend Payment Date by a fraction the numerator of which shall be the number of days such share was outstanding from and including its Date of Original Issue or the preceding Dividend Payment Date on which a cash dividend was paid, as the case may be, to and including the last day of such Dividend Period, and the denominator of which shall be 360, and then multiplying the percentage so obtained by $100,000.

          (g)         No later than by 12:00 noon, New York City time, on each Dividend Payment Date, the Corporation shall deposit in same-day funds with the Paying Agent the full amount of any dividend declared and payable on such Dividend Payment Date on any share of RP. For the purposes of the foregoing, payment in New York Clearing House (next-day) funds at any time on any Business Day shall be considered equivalent to payment in same-day funds on the next Business Day at the same time, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the form of funds before 12:00 noon, New York City time, on the next Business Day.

          (h)         The Applicable Dividend Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate.

          (i)         Except during a Non-Payment Period, by 1:00 p.m. on the Tender Date at the end of the Initial Dividend Period and by 1:00 p.m. on the Tender Date at the end of each subsequent Dividend Period, the Beneficial Owner of a share of RP may elect to tender such share or to hold such share for the next Dividend Period. If the Beneficial Owner of such share of PR fails to elect to tender or hold such share by 1:00 p.m. on such Tender Date, such Beneficial Owner shall continue to hold such share at the Applicable Dividend Rate determined in such Remarketing for the next Dividend Period; provided that, if there is no Remarketing Agent, the Remarketing Agent does not conduct a Remarketing or the Remarketing Agent is unable to remarket in such Remarketing all shares of RP tendered to it at a price of $100,000 per share, then such Beneficial Owner shall hold such share for the next Dividend Period and the Applicable Dividend Rate therefor shall be the Maximum Dividend Rate.

          (j)         In the event of a change in law altering the Minimum Holding Period, the Board of Directors may increase or decrease the period of time between Dividend Payment Dates so as to adjust uniformly the number of days in any Dividend Period commencing after the date of such change in law to equal or exceed the then current Minimum Holding Period; provided that, the number of days for any Dividend Period as so adjusted shall not exceed 98 and shall be evenly divisible by seven (except as required from time to time by adjustments in the remarketing schedule as provided herein). Upon any such adjustment by the Board of Directors, the Corporation shall notify the Remarketing Agent and the Paying Agent, and the Paying Agent shall in turn notify the Securities Depository, of such adjustment; provided that, during a Non-Payment Period, the Corporation also shall notify the Beneficial Owners of shares of RP directly of such adjustment.

          (k)         Each dividend shall consist of (i) cash at the Applicable Dividend Rate and (ii) a right (a “Right”) to receive cash (as determined below). Each Right shall thereafter be independent of the share or shares of RP on which the dividend was paid. The Corporation shall cause to be maintained a record of each Right received by the respective Holders. The Corporation shall not be required to recognize any transfer of a Right. If all or any part of the cash dividends on the shares of RP during any fiscal year does not qualify for the Dividends-Received Deduction (“Nonqualifying Distributions”) because (i) the Corporation does not have income for such fiscal year eligible for the Dividends-Received Deduction at least equal to the dividends paid on the RP and the Other RP for such year, or (ii) the Corporation does not properly designate dividends on the RP as being eligible for the Dividends-Received Deduction, the applicable Rights shall entitle the holders thereof (“Right Holders”) to additional cash (as set forth below), and the Corporation will, within 270 days after the end of such fiscal year, provide notice thereof to the Paying Agent. The Paying Agent will mail a copy of such notice to each

Right Holder at the address set forth for such Right Holder in the records of the Paying Agent as promptly as practicable after its receipt of such notice from the Corporation. The Corporation will within 30 days after such notice is given to the Paying Agent pay to the Paying Agent (who will then distribute to Right Holders), out of funds legally available therefor, cash in satisfaction of the applicable Rights in an amount specified below with respect to all Nonqualifying Distributions made during such fiscal year.

          Cash payable pursuant to a Right shall be paid to the Right Holder thereof in an amount which, when taken together with the aggregate Nonqualifying Distributions paid to such Right Holder during any fiscal year, would cause such Right Holder’s net yield in dollars (after Federal income tax consequences) from the aggregate of both the Nonqualifying Distributions and the cash receivable pursuant to such Right to be equal to the net yield in dollars (after Federal income tax consequences) which would have been received by such Right Holder if the amount of the aggregate Nonqualifying Distributions would have qualified for the Dividends-Received Deduction in the hands of such Right Holder. Such cash receivable on such Right shall be calculated without consideration being given to the time value of money and using the applicable maximum marginal corporate Federal tax rate in effect at the time such Right was declared.

          The Corporation may estimate the amount payable in respect of any Right and pay all or any portion of such estimated amount prior to the end of the fiscal year in which such Right was declared.

          If, for any fiscal year, all cash dividends paid at the Applicable Dividend Rate on the shares of RP are eligible in full for the Dividends-Received Deduction, then the amount payable to holders of Rights applicable to that year shall be zero.

          4.           Redemption. Shares of RP shall be redeemable by the Corporation as provided below:

                       (a)     To the extent permitted under the Investment Company Act and Maryland law, the Corporation at its option, upon giving a Notice of Redemption, may redeem shares of RP, in whole or in part, on the next succeeding scheduled Dividend Payment Date, out of funds legally available therefor, at a redemption price equal to $100,000 per share plus an amount equal to cash dividends thereon (whether or not earned or declared) accumulated but unpaid to the date fixed for redemption.

                       (b)      The Corporation shall redeem, out of funds legally available therefor, at a redemption price of $100,000 per share plus an amount equal to cash dividends thereon (whether or not earned or declared) accumulated but unpaid to the date of redemption, shares of RP to the extent permitted under the Investment Company Act and Maryland law, on a date fixed by the Board of Directors, if the Corporation fails to maintain either Preferred Stock Basic Maintenance Amount or the Investment Company Act Preferred Stock Asset Coverage and such failure is not cured on or before the Preferred Stock Basic Maintenance Cure Date or the Investment Company Act Cure Date (herein referred to as the “Cure Date”), as the case may be. The number of shares to be redeemed shall be equal to the lesser of (i) the minimum number of shares of RP the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, together with all shares of other Preferred Stock subject to redemption or retirement, would result in the satisfaction of the relevant Preferred Stock Basic Maintenance Amount or the Investment Company Act Preferred Stock Asset Coverage, as the case may be, on such Cure Date (provided that, if there is no such minimum number of shares the redemption of which would have such result, all shares of RP then outstanding shall be redeemed), and (ii) the maximum number of shares of RP that can be redeemed out of funds expected to be legally available therefor on such redemption date. In determining the number of shares of RP required to be redeemed in accordance with the foregoing, the Corporation shall allocate the amount required to achieve the relevant Preferred Stock Basic Maintenance Amount or the Investment Company Act Preferred Stock Asset Coverage, as the case may be, pro rata among the RP and the Other Preferred Stock. The Corporation shall effect such redemption not later than 41 days after such Cure Date, except that if the Corporation does not have funds legally available for the redemption of all of the required number of shares of RP which are subject to mandatory redemption or the Corporation otherwise is unable to effect such redemption on or prior to such Cure Date, the Corporation shall redeem those shares of RP which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption.

                       (c)      Subject to paragraph 4(d) of this Part I, if fewer than all the outstanding shares of RP are to be redeemed pursuant to this paragraph 4, the number of shares of RP so to be redeemed shall be a whole number of shares and shall be determined by the Board of Directors, and the Corporation shall give a Notice of Redemption as provided in paragraph 4(e) of this Part I. Unless certificates representing shares of RP are held by Holders other than the Securities Depository or its nominee, the Securities Depository, upon receipt of such notice, shall determine by lot the number of shares of RP to be redeemed from the account of each Agent Member (which may include an Agent Member holding shares for its own account, including the Remarketing Agent) and notify the Paying Agent of such determination. The Paying Agent, upon receipt of such notice, shall in turn determine by lot the number of shares of RP to be redeemed from the accounts of the Beneficial Owners of the shares of RP whose Agent Members have been selected by the Securities Depository and give notice of such determination to the Remarketing Agent. In doing so, the Paying Agent may determine that shares of RP shall be redeemed from the accounts of some Beneficial Owners, which may include the Remarketing Agent, without shares of RP being redeemed from the accounts of other Beneficial Owners.

                       (d)      Notwithstanding paragraph 4(c) of this Part I, if certificates representing shares of RP are held by Holders other than the Securities Depository or its nominee, then the number of shares of RP to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by the Corporation by lot.

                       (e)      Any Notice of Redemption shall be given by the Corporation to the Paying Agent, the Securities Depository (and any other Holder) and the Remarketing Agent, by telephone, not later than 3:00 p.m., New York City time (and later confirmed in writing) on (A) in the case of optional redemption pursuant to paragraph 4(a) of this Part I (i) the Settlement Date in the case of a partial redemption of the shares of RP, (ii) the Tender Date in the case of a redemption in whole of the shares of RP or (iii) during a Non-Payment Period, the later of the Dividend Payment Date and the seventh day, in each case prior to the earliest date upon which any such redemption shall occur and (B) in the case of mandatory redemption pursuant to paragraph 4(b) of this Part I, on the fifth Business Day prior to the redemption date. In the case of a partial redemption of the shares of PR, the Paying Agent shall use reasonable efforts to provide telephonic notice to each Beneficial Owner of shares of RP called for redemption not later than the close of business on the Business Day on which the Paying Agent determines the shares to be redeemed, as described in paragraph 4(c) if this Part I (or, during a Non-Payment Period, not later than the close of business on the Business Day immediately following the day on which the Paying Agent receives a Notice of Redemption from the Corporation). In the case of a redemption in whole of the shares of RP, the Paying Agent shall use reasonable efforts to provide telephonic notice to each Beneficial Owner not later than the close of business on the Business Day immediately following the day on which it receives a Notice of Redemption from the Corporation. In any case described in clause (i) or (iii) of the first sentence of this paragraph 4(e), such telephonic notice shall be confirmed promptly in writing not later than the close of business on the third Business Day preceding the redemption date by notice sent by the Paying Agent to each Beneficial Owner of shares of RP called for redemption, the Remarketing Agent and the Securities Depository.

                       (f)      Every Notice of Redemption and other redemption notice shall state: (i) the redemption date; (ii) the number of shares of RP to be redeemed; (iii) the redemption price; (iv) that dividends on the shares of RP to be redeemed shall cease to accumulate as of such redemption date; and (v) the provision pursuant to which such shares are being redeemed. In addition, notice of redemption given to a Beneficial Owner shall state the CUSIP number, if any, of the shares of RP to be redeemed and the manner in which the Beneficial Owners of such shares may obtain payment of the redemption price. No defect in the Notice of Redemption or other redemption notice or in the transmittal or the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law. The Paying Agent shall use its reasonable efforts to cause the publication of a redemption notice in an Authorized Newspaper within two Business Days of the date of the Notice of Redemption, but failure so to publish such notification shall not affect the validity or effectiveness of any such redemption proceedings. Shares of RP the Beneficial Owners of which shall have been given Notice of Redemption shall not be subject to transfer outside a Remarketing.

                       (g)      On any redemption date, the Corporation shall deposit, irrevocably in trust, in same-day funds, with the Paying Agent, by 12:00 noon, New York City time, the price to be paid on such redemption date of any shares of RP plus an amount equal to cash dividends thereon accumulated but unpaid to such redemption date (whether or not earned or declared). For the purposes of the foregoing, payment in New York Clearing House (next-day) funds at any time on any Business Day shall be considered equivalent to payment in same-day funds on the next Business Day at the same time, and any payment made after 12:00 noon, New York City time, on any Business Day shall be considered to have been made instead in the same form of funds before 12:00 noon, New York City time, on the next Business Day.

                       (h)      In connection with any redemption, upon the giving of a Notice of Redemption and the deposit of the funds necessary for such redemption with the Paying Agent in accordance with this paragraph 4, all rights of the Holders of shares of RP so called for redemption shall cease and terminate, except the right of the Holders thereof to receive the redemption price thereof, inclusive of an amount equal to cash dividends (whether or not earned or declared) accumulated but unpaid to the redemption date but without any interest or other additional amount (except as provided in paragraph 3(h) or 3(k) of this Part I), and such shares shall no longer be deemed outstanding for any purpose. The Corporation shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent as aforesaid in excess of the sum of (i) the aggregate redemption price of the shares of RP called for redemption on such date and (ii) all other amounts to which Holders of shares of RP called for redemption may be entitled. Any funds so deposited with the Paying Agent which are unclaimed at the end of ninety days from such redemption date shall, to the extent permitted by law, be repaid to the Corporation, after which time the Holders of shares of RP so called for redemption shall look only to the Corporation for payment of the redemption price and all other amounts to which they may be entitled. The Corporation shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

                       (i)      To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem shares of RP shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Corporation shall have failed, for any reason whatsoever, to deposit funds with the Paying Agent pursuant to paragraph 4(g) of this Part I with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Corporation shall not have redeemed shares of RP for which a Notice of Redemption has been given, dividends may be declared and paid on shares of RP and shall include those shares of RP for which a Notice of Redemption has been given.

                       (j)      Notwithstanding the foregoing, (i) no share of RP may be redeemed pursuant to paragraph 4(a) of this Part I unless the full amount of accumulated but unpaid cash dividends to the date fixed for redemption for each such share of RP called for redemption shall have been declared, and (ii) no share of RP may be redeemed unless all outstanding shares of RP are simultaneously redeemed, nor may any shares of RP be purchased or otherwise acquired by the Corporation except in accordance with a purchase offer made on substantially equivalent terms by the Corporation for all outstanding shares of RP, unless, in each such instance, cash dividends on all outstanding shares of RP through the end of their most recently ended Dividend Period (or, if such transaction is on a Dividend Payment Date, through the Dividend Period ending on the day prior to such Dividend Payment Date) shall have been paid or declared and sufficient funds for the payment thereof deposited with the Payment Agent.

                       (k)      Except as set forth in this paragraph 4 with respect to redemptions and subject to paragraph 4(j) hereof, nothing contained herein shall limit any legal right of the Corporation or any affiliate to purchase or otherwise acquire any share of RP at any price. Any shares of RP which have been redeemed, purchased or otherwise acquired by the Corporation or any affiliate thereof may be resold. In lieu of redeeming shares called for redemption, the Corporation shall have the right to arrange for other purchasers to purchase from Beneficial Owners all shares of RP to be redeemed pursuant to this paragraph 4 by their paying to such Beneficial Owners on or before the close of business on the redemption date an amount equal to not less than the redemption price payable by the Corporation on the redemption of such shares, and the obligation of the Corporation to pay such redemption price shall be satisfied and discharged to the extent such payment is so made by such purchasers.

                       (l)      Notwithstanding any of the foregoing provisions of this paragraph 4, the Remarketing Agent may, in its sole discretion modify the procedures set forth above with respect to notification of redemption, provided that, any such modification does not adversely affect any Holder or Beneficial Owner of shares of RP.

          5.           Liquidation. (a) Upon a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders shall be entitled, whether from capital or surplus, before any assets of the Corporation shall be distributed among or paid over to holders of Common Stock or any other class or series of stock of the Corporation junior to the RP as to liquidation payments, to be paid the amount of $100,000 per share of RP, plus an amount equal to all accumulated but unpaid dividends thereon (whether or not earned or declared) to and including the date of final distribution. After any such payment, the Holders shall not be entitled to any further participation in any distribution of assets of the Corporation.

                       (b)      If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to make such full payments to the Holders and the holders of any Preferred Stock ranking as to liquidation, dissolution or winding up on a parity with the RP, then such assets shall be distributed among the Holders and such parity holders ratably in accordance with the respective amounts which would be payable on such shares of RP and any other such Preferred Stock if all amounts thereon where paid in full.

                       (c)      Neither the consolidation nor the merger of the Corporation with or into any corporation or corporations nor a reorganization of the Corporation alone nor the sale or transfer by the Corporation of all or substantially all of its assets shall be deemed to be a dissolution or liquidation of the Corporation.

          6.           Voting Rights. (a) General. Each Holder of shares of RP shall be entitled to one vote for each share held on each matter submitted to a vote of stockholders of the Corporation and, except as otherwise provided in the Investment Company Act, the Charter or the Bylaws or as described below, the holders of shares of Preferred Stock, including RP, and of shares of Common Stock shall vote together as one class. Prior to the issuance of any RP, the Board of Directors by resolution shall designate two existing directors representing holders of Preferred Stock. At the first meeting of stockholders for which the record date is a date on which shares of Preferred Stock are outstanding, the holders of Preferred Stock entitled to vote at such meeting shall have the right as a class, to the exclusion of the holders of the common stock, to elect two directors of the Corporation who shall serve for the unexpired terms of the directors originally designated by the Board of Directors as directors representing holders of Preferred Stock; except that, if such meeting is an annual meeting of stockholders at which the term of one of such designated directors expires, the director so elected to succeed the designated director shall be elected for a term expiring at the time of the third succeeding annual meeting of stockholders, or thereafter when his successor is elected and qualified. Thereafter, the holders of Preferred Stock shall have the right as a class, to the exclusion of the holders of the common stock, to elect directors to succeed either of the directors representing the Preferred Stock whose terms are expiring or whose seats on the Board of Directors are vacant. Subject to paragraph 6(b) hereof, the holders of a majority of the shares of Common Stock shall elect the balance of the directors.

                       (b)      Right to Elect Majority of Board of Directors. During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a “Voting Period”), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the number of directors then constituting the Board of Directors, shall (together with the two directors elected by the holders of Preferred Stock, including RP, pursuant to paragraph 6(a)) constitute a majority of such increased number, and the holders of a majority of Preferred Stock, including RP, shall be entitled, voting as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect the smallest number of additional directors of the Corporation that shall constitute a majority of the total number of directors of the Corporation so increased. A Voting Period shall commence if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding shares of RP equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Paying Agent for the payment of such accumulated dividends. Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Stock, including RP, upon the further occurrence of any of the events described in this paragraph 6(b).

                       (c)      Voting Procedures.

                                (i)     As soon as practicable after the accrual of any right of the holders of Preferred Stock, including RP, to elect a majority of directors, the Corporation shall notify the Paying Agent and Paying Agent shall call a special meeting of the holders of Preferred Stock, including RP, and shall mail a notice of such special meeting to such holders not less than 10 nor more than 20 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Paying Agent or if the Paying Agent does not call such a special meeting, it may be called by any holder of Preferred Stock, including RP, on like notice. The record date for determining the holders of Preferred Stock, including RP, entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting held during a Voting Period, the holders of Preferred Stock, including RP, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), shall be entitled to elect the number of directors prescribed in paragraph 6(b) above on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the holders of Preferred Stock, including RP, present in person or by proxy, shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present; provided, however, that no such meeting may be adjourned to a date more than 120 days from the original record date without notice.

                                (ii)   For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Article Fourteenth, by statute or otherwise, no Holder shall be entitled to vote and no share of RP shall be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum, if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, sufficient funds for the redemption of such shares have been deposited in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares shall have been given as provided in paragraph 4 of this Part I. No share of RP held by the Corporation or any affiliate of the Corporation shall have any voting rights or be deemed to be outstanding for voting purposes.

                                (iii)   The terms of office of all persons who are directors of the Corporation at the time of a special meeting of holders of Preferred Stock, including RP, to elect directors shall continue, notwithstanding the election at such meeting by such holders of the number of directors that they are entitled to elect, and the persons so elected by such holders, together with the incumbent directors elected by the holders of the Common Stock, shall constitute the duly elected directors of the Corporation.

                                (iv)   Simultaneously with the expiration of a Voting Period, the terms of office of the additional directors elected by the holders of Preferred Stock, including RP, shall terminate, the incumbent directors who shall have been elected by the holders of the Common Stock (or by the Board of Directors at a time which was not during a Voting Period) and the two incumbent directors the holders of Preferred Stock, including RP, have the right to elect in any event shall constitute the directors of the Corporation and the voting rights of such holders to elect additional directors shall cease.

                                (v)   The directors elected by the holders of Preferred Stock, including RP, shall (subject to the provisions of any applicable law) be subject to removal only by the vote of the holders of a majority of the shares of Preferred Stock, including RP, outstanding. Any vacancy on the Board of Directors occurring by reason of such removal or otherwise may be filled only by vote of the holders of at least a majority of shares of Preferred Stock, including RP, outstanding, and if not so filled such vacancy shall (subject to the provisions of any applicable law) be filled by a majority of the remaining directors (or the remaining director) who were elected by such holders. Any other vacancy on the Board of Directors during a Voting Period shall be filled by a vote of the holder or holders of Common Stock.

                       (d)      Right to Vote on Certain Other Matters. So long as any shares of RP are outstanding, the Corporation shall not, subject to the requirements of the Investment Company Act and Maryland law, without the affirmative vote or consent of the holders of at least two-thirds of the votes of the shares of RP outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as one class): (a) authorize, create or issue, or increase the authorized or issued amount, of any class or series of stock ranking prior to the RP with respect to payment of dividends or the distribution of assets on liquidation, or (b) amend, alter or repeal the provisions of the Charter including this Article Fourteenth, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privileges or voting power of such shares of RP or the Holders thereof; provided that, any increase in the amount of the authorized RP or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of such series or of any other series of remarketed preferred stock, in each case ranking on a parity with or junior to the RP, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers unless such issuance would cause the Corporation not to satisfy the Investment Company Act Preferred Stock Asset Coverage or either Preferred Stock Basic Maintenance Amount. Unless a higher percentage is provided for under the Charter, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock including RP, voting together as a single class, will be required to approve any plan of reorganization adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the Investment Company Act. For purposes of the foregoing, “majority of the outstanding Preferred Stock” shall mean (i) 67% or more of the shares of Preferred Stock present at a meeting, if the holders of more than 50% of such shares are present or represented by proxy or (ii) more than 50% of such shares, whichever is less. The class vote of holders of shares of Preferred Stock, including RP, described above will in each case be in addition to a separate vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, including RP, necessary to authorize the action in question.

                       The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of RP shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

                       (e)      Exclusive Remedy. Unless otherwise required by law, the Holders of shares of RP shall not have any relative rights or preferences or other special rights other than those specifically set forth herein. The Holders of shares of RP shall have no preemptive rights. In the event that the Corporation fails to pay any dividends on the shares of RP, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this paragraph 6. In no event shall the Holders of shares of RP have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same.

                       (f)      Voting by Series. In addition to any vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, including RP, otherwise necessary to authorize any proposed action under the Charter or the Investment Company Act, on any matter on which the Preferred Stock has the right to vote as a class, the approval of the holders of a majority of the outstanding shares of any series of Preferred Stock, including any series of RP, voting separately as a series, shall be necessary to approve such proposed action if such series would be affected by the proposed action in a manner materially different from any other series.

          7.           Investment Company Act Preferred Stock Asset Coverage. The Corporation shall maintain, as of the last Business Day of each month in which any share of RP is outstanding, the Investment Company Act Preferred Stock Asset Coverage.

          8.           Preferred Stock Basic Maintenance Coverage.

                       (a)      The Fund shall maintain, on each Valuation Date, (i) if Moody’s is then rating the RP, Moody’s Eligible Assets having an aggregate Moody’s Discounted Value at least equal to the Moody’s Preferred Stock Basic Maintenance Amount, (ii) if S&P is then rating the RP, S&P Eligible Assets having an aggregate S&P Discounted Value at least equal to the S&P Preferred Stock Basic Maintenance Amount and (iii) if any Substitute Rating Agency is then rating the RP, Substitute Rating Agency Eligible Assets having an aggregate Substitute Rating Agency Discounted Value at least equal to the Substituted Rating Agency Preferred Stock Basic Maintenance Amount, in each case applicable to each such Substitute Rating Agency.

                       (b)      On or before 5:00 p.m., New York City time, on the third Business Day after each Valuation Date, the Corporation shall complete and deliver to the Remarketing Agent and the Paying Agent a Preferred Stock Basic Maintenance Report, which will be deemed to have been delivered to the Remarketing Agent and the Paying Agent if the Remarketing Agent and the Paying Agent receive a copy or telecopy, telex or other electronic transcription thereof and on the same day the Corporation mails to the Remarketing Agent and the Paying Agent for delivery on the next Business Day the full Preferred Stock Basic Maintenance Report. A failure by the Corporation to deliver a Preferred Stock Basic Maintenance Report under this paragraph 8(b) without the prior consent of the Remarketing Agent and the Paying Agent shall be deemed to be delivery of a Preferred Stock Basic Maintenance Report indicating the Discounted Value for all assets of the Corporation is less than the Preferred Stock Basic Maintenance Amount, as of the relevant Valuation Date.

                       (c)      Within ten Business Days after the date of delivery to the Remarketing Agent and the Paying Agent of a Preferred Stock Basic Maintenance Report in accordance with paragraph 8(b) above relating to a Annual Valuation Date, the Independent Accountant will confirm in writing to the Remarketing Agent and the Paying Agent (i) the mathematical accuracy of the calculations reflected in such Report, (ii) that, in such Report, the Corporation determined in accordance with this Article Fourteenth the assets of the Corporation which constitute Eligible Assets at such Annual Valuation Date, (iii) that, in such Report, the Corporation determined in accordance with this Article Fourteenth whether the Corporation had, at such Annual Valuation Date, Eligible Assets of an aggregate Discounted Value at least equal to the Preferred Stock Basic Maintenance Amount, (iv) with respect to the S&P rating on portfolio securities of the Corporation, issuer name, issue size and coupon rate listed in such Report, that information has been traced and agrees with the information listed by Bloomberg, L.P. or an alternative reputable source (in the event such information does not agree or such information is not listed by Bloomberg, L.P. or an alternative reputable source, the Independent Accountant will inquire of S&P what such information is, and provide a listing in their letter of such differences, if any), (v) with respect to the Moody’s ratings on portfolio securities of the Corporation, issuer name, issue size and coupon rate listed in such Report, that information has been traced and agrees with the information listed by Bloomberg, L.P. or an alternative reputable source (in the event such information does not agree or such information is not listed by Bloomberg, L.P. or an alternative reputable source, the Independent Accountant will inquire of Moody’s what such information is, and provide a listing in their letter of such differences, if any), (vi) with respect to any Substitute Rating Agency’s ratings on portfolio securities of the Corporation, issuer name, issue size and coupon rate listed in such Report, that information has been traced and agrees with the information listed by Bloomberg, L.P. or an alternative reputable source (in the event such information does not agree or such information is not listed by Bloomberg, L.P. or an alternative reputable source, the Independent Accountant will inquire of such Substitute Rating Agency what such information is, and provide a listing in their letter of such differences, if any) and (vii) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Corporation’s assets to the Corporation for purposes of valuing securities in the Corporation’s portfolio, the Independent Accountant has traced the price used in such Report to the bid or mean price listed in the Corporation’s accounting records as of such date and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the “Accountant’s

Confirmation”). If any Accountant’s Confirmation delivered pursuant to this paragraph 8(c) shows that an error was made in the Preferred Stock Basic Maintenance Report for a Annual Valuation Date, or shows that a lower aggregate Discounted Value for the aggregate of all Eligible Assets of the Corporation was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Corporation, and the Corporation shall accordingly amend the Preferred Stock Basic Maintenance Report to the Remarketing Agent and Paying Agent promptly following receipt by the Remarketing Agent and the Paying Agent of such Accountant’s Confirmation.

          9.           Restrictions on Certain Distributions. For so long as any share of RP is outstanding, the Corporation shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock, if any, ranking junior to the shares of RP as to dividends or upon liquidation) in respect of the Common Stock or any other stock of the Corporation ranking junior to or on a parity with the shares of RP as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other such junior stock (except by conversion into or exchange for stock of the Corporation ranking junior to the shares of RP as to dividends and upon liquidation) or any other such parity stock (except by conversion into or exchange for stock of the Corporation ranking junior to or on a parity with the shares of RP as to dividends and upon liquidation), unless (A) immediately after such transaction, the Preferred Stock Basic Maintenance Amount and the Investment Company Act Preferred Stock Asset Coverage would be achieved, (B) full cumulative dividends on shares of RP and shares of Other Preferred Stock due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Paying Agent, (C) any Right required to be paid under paragraph 3(k) of this Part I on or before the date of such declaration or payment has been paid and (D) the Corporation has redeemed the full number of shares of RP required to be redeemed by any provision for mandatory redemption contained herein.

          10.        Notice. All notices or communications, unless otherwise specified in the Bylaws of the Corporation or this Article Fourteenth, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid. Notice shall be deemed given on the earlier of the date received or the date seven days after which such notice is mailed.

          11.        Certain Rating Agency Requirements and Restrictions.

          (a)        For so long as any shares of RP are outstanding and Moody’s is then rating the RP, the Fund will perform all actions required by the Moody’s Guidelines and will not engage in any transactions proscribed by restrictions set forth in the Moody’s Guidelines, unless it has received written confirmation from Moody’s that such noncompliance would not adversely affect the rating then assigned by Moody’s to the RP.

          (b)        For so long as any shares of RP are outstanding and S&P is then rating the RP, the Fund will perform all actions required by the S&P Guidelines and will not engage in any transactions proscribed by restrictions set forth in the S&P Guidelines, unless it has received written confirmation from S&P that such noncompliance would not adversely affect the rating then assigned by S&P to the RP.

          (c)         For so long as any shares of RP are outstanding and any Substitute Rating Agency is then rating the RP, the Fund will perform all actions required by the Substituted Rating Agency Guidelines relating to such Substitute Rating Agency and will not engage in any transactions proscribed by restrictions set forth in the Substituted Rating Agency Guidelines relating to such Substitute Rating Agency, unless it has received written confirmation from such Substituted Rating Agency that such noncompliance would not adversely affect the rating then assigned by such Substituted Rating Agency to the RP.

PART II.

REMARKETING PROCEDURES

          1.           Remarketing Schedule. Each Remarketing shall take place over a three-day period consisting of the Tender Date, the Dividend Reset Date and the Settlement Date. Such dates or the method of establishing such dates shall be determined by the Board of Directors from time to time.

          2.           Procedure for Tendering. (a) Each share of RP is subject to Tender and Dividend Reset only at the end of each Dividend Period and may be tendered in a Remarketing only on the Tender Date immediately prior to the end of the current Dividend Period. By 12:00 noon, New York City time, on each such Tender Date, the Remarketing Agent shall, after canvassing the market and considering prevailing market conditions at the time for shares of RP and similar securities, provide Beneficial Owners non-binding indications of Applicable Dividend Rates for the next Dividend Period. The actual Applicable Dividend Rate for such Dividend Period may be greater than or less than the rate per annum indicated in such non-binding indications (but not greater than the applicable Maximum Dividend Rate). By 1:00 p.m., New York City time, on such Tender Date, each Beneficial Owner of shares of RP must notify the Remarketing Agent of its desire, on a share-by-share basis, either to tender such share of RP at a price of $100,000 per share or to continue to hold such share of RP for the next Dividend Period. Any notice given to the Remarketing Agent to tender or hold shares for a particular Dividend Period shall be irrevocable and shall not be conditioned upon the level at which the Applicable Dividend Rate is established. Any such notice may not be waived by the Remarketing Agent, except that prior to 4:00 p.m., New York City time, on the Dividend Reset Date, the Remarketing Agent may, in its sole discretion (i) at the request of a Beneficial Owner that has tendered one or more shares to the Remarketing Agent, contingently waive such Beneficial Owner’s tender and thereby enable such Beneficial Owner to continue to hold the share or shares for the next Dividend Period as agreed to by such Beneficial Owner and the Remarketing Agent at such time, so long as such tendering Beneficial Owner has indicated to the Remarketing Agent that it would accept the new Applicable Dividend Rate for such Dividend Period, such waiver to be contingent upon the Remarketing Agent’s ability to remarket all shares of RP tendered in such Remarketing, and (ii) at the request of a Beneficial Owner that has elected to hold one or more of its shares of RP, waive such Beneficial Owner’s election with respect thereto.

                       (b)      The right of each Beneficial Owner to tender shares of RP in a Remarketing therefor shall be limited to the extent that (i) the Remarketing Agent conducts a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) shares tendered have not been called for redemption and (iii) the Remarketing Agent is able to find a purchaser or purchasers for tendered shares of RP at an Applicable Dividend Rate for the next Dividend Period that is not in excess of the Maximum Dividend Rate.

          3.           Determination of Applicable Dividend Rates. (a) Between 1:00 p.m., New York City time, on each Tender Date and 4:00 p.m., New York City time, on the succeeding Dividend Reset Date, the Remarketing Agent shall determine the Applicable Dividend Rate to the nearest one-thousandth (0.001) of one percent per annum for the next Dividend Period. The Applicable Dividend Rate for such Dividend Period, except as otherwise required herein, shall be the rate per annum which the Remarketing Agent determines, in its sole judgment, to be the lowest rate, giving effect to such allocation, that will enable it to remarket on behalf of the Beneficial Owners thereof all shares of RP tendered to it at a price of $100,000 per share.

                       (b)      If no Applicable Dividend Rate shall have been established on a Dividend Reset Date in a Remarketing for the next Dividend Period for any reason (other than because there is no Remarketing Agent or the Remarketing Agent is not required to conduct a Remarketing pursuant to the terms of the Remarketing Agreement), then the Remarketing Agent, except during a Non-Payment Period, in its sole discretion, shall, after taking into account market conditions as reflected in the prevailing yields of fixed and variable rate taxable and tax-exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock, if necessary, determine the Applicable Dividend Rate that would be the initial dividend rate fixed in an offering on such Dividend Reset Date, assuming in each case a comparable dividend period, issuer and security. If there is no Remarketing because there is no Remarketing Agent or the Remarketing Agent is not required to conduct a Remarketing pursuant to the Remarketing Agreement, then, except during a Non-Payment Period, the Applicable Dividend Rate for each subsequent Dividend Period for which no Remarketing takes place because of the foregoing shall be the applicable Maximum Dividend Rate.

                       (c)      In determining such Applicable Dividend Rate, the Remarketing Agent shall, after taking into account market conditions as reflected in the prevailing yields of fixed and variable rate taxable and tax-exempt debt securities and the prevailing dividend yields of fixed and variable rate preferred stock, in providing non-binding indications of the Applicable Dividend Rate to Beneficial Owners and potential purchasers of shares of RP, (i) consider the number of shares of RP tendered and the number of shares of RP potential purchasers are willing to purchase and (ii) contact by telephone or otherwise current and potential Beneficial Owners of shares of RP and ascertain the dividend rates at which they would be willing to hold shares of RP.

                       (d)      The Applicable Dividend Rate shall be determined as aforesaid by the Remarketing Agent in its sole discretion (except as otherwise provided in this Article Fourteenth with respect to Applicable Dividend Rates that shall be the Non-Payment Period Rate and Maximum Dividend Rate) and shall be conclusive and binding on Holders and Beneficial Owners.

                       (f)      Except during a Non-Payment Period, the Applicable Dividend Rate for any Dividend Period shall not be more than the applicable Maximum Dividend Rate.

          4.           Allocation of Shares; Failure to Remarket at $100,000 Per Share. (a) If the Remarketing Agent is unable to remarket by 4:00 p.m., New York City time, on any Dividend Reset Date all shares of RP tendered to it in the related Remarketing at a price of $100,000 per share (i) each Beneficial Owner that tendered shares of RP for sale shall sell a number of shares of RP on a pro rata basis, to the extent practicable, or by lot, as determined by the Remarketing Agent in its sole discretion based on the number of orders to purchase shares of RP in such Remarketing; and (ii) the Applicable Dividend Rate for the next Dividend Period shall be the Maximum Dividend Rate.

                       (b)      If the allocation procedures described above would result in the sale of a fraction of a share of RP, the Remarketing Agent shall, in its sole discretion, round up or down the number of shares of RP sold by each Beneficial Owner on such Dividend Reset Date so that each share sold by a Beneficial Owner shall be a whole share of RP and the total number of shares sold equals the total number of shares bought on such Dividend Reset Date.

          5.           Notification of Results; Settlement. (a) By telephone at approximately 4:30 p.m., New York City time, on each Dividend Reset Date the Remarketing Agent shall advise each Beneficial Owner of tendered shares and each purchaser thereof (or the Agent Member thereof) (i) of the number of shares such Beneficial Owner or purchaser is to sell or purchase and (ii) to give instructions to its Agent Member to deliver such shares against payment therefor or to pay the purchase price against delivery as appropriate. The Remarketing Agent will also advise each Beneficial Owner or purchaser that is to continue to hold, or to purchase, shares for the Dividend Periods beginning on the Business Day following such Dividend Reset Date of the Applicable Dividend Rate for such Dividend Period.

                       (b)      In accordance with the Securities Depository’s normal procedures, on the Settlement Date, the transactions described above with respect to each share of RP shall be executed through the Securities Depository, if the Securities Depository or its nominee holds or is to hold the certificates relating to the shares to be purchased, and the accounts of the respective Agent Members of the Securities Depository shall be debited and credited and shares delivered by book entry as necessary to effect the purchases and sales of shares of RP. Purchasers of shares of RP shall make payment to the Paying Agent in same-day funds against delivery to other purchasers or their nominees of one or more certificates representing shares of RP, or, if the Securities Depository or its nominee holds or is to hold the certificates relating to the shares to be purchased, through their Agent Members in same-day funds to the Securities Depository against delivery through their Agent Members by book entry of shares of RP or as otherwise required by the Securities Depository. The Securities Depository shall make payment in accordance with its normal procedures.

                       (c)      If any Beneficial Owner selling shares of RP in a Remarketing fails to deliver such shares, the Agent Member of such selling Beneficial Owner and of any other person that was to have purchased shares of RP in such Remarketing may deliver to any such other person a number of whole shares of RP that is less than the number of shares that otherwise was to be purchased by such person. In such event, the number of shares of RP to be so delivered shall be determined by such Agent Member. Delivery of such lesser number of shares of RP shall constitute good delivery.

                       (d)      The Remarketing Agent, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to meet the timing requirements set forth in paragraphs (a) and (b) above; provided that, in the event that there is a delay in the occurrence of any delivery or other event connected with a Remarketing, the Remarketing Agent, the Paying Agent and the Securities Depository each will use its reasonable commercial efforts to accommodate such delay in furtherance of the Remarketing.

                       (e)      Notwithstanding any of the foregoing provisions of this paragraph 5, the Remarketing Agent may, in its sole discretion, modify the settlement procedures set forth above with respect to settlement, provided any such modification does not adversely affect the Beneficial Owners or the Holders of RP or the Corporation.

          6.           Purchase of Shares of RP by Remarketing Agent. The Remarketing Agent may purchase for its own account shares of RP in a Remarketing, provided that it purchases all tendered (or deemed tendered) shares of RP not sold in such Remarketing to other purchasers and that the Applicable Dividend Rate established in such Remarketing is no higher than the Applicable Dividend Rate that would have been established if the Remarketing Agent had not purchased such shares. Except as provided in the previous sentence, the Remarketing Agent shall not be obligated to purchase any shares of RP that would otherwise remain unsold in a Remarketing. If the Remarketing Agent owns any shares of RP subject to a Remarketing immediately prior to a Remarketing and if all other shares subject to such Remarketing and tendered for sale by other Beneficial Owners of shares of RP have been sold in such Remarketing, then the Remarketing Agent may sell such number of its shares in such Remarketing as there are outstanding orders to purchase that have not been filled by such shares tendered for sale by other Beneficial Owners. Neither the Corporation, the Paying Agent nor the Remarketing Agent shall be obligated in any case to provide funds to make payment to a Beneficial Owner upon such Beneficial Owner’s tender of its shares of RP in a Remarketing.

          7.           Applicable Dividend Rate During a Non-Payment Period. So long as a Non-Payment Period shall continue, paragraphs 1, 2, 3, 4, 5, and 6 of this Part II shall not be applicable to any of the shares of RP and the shares of RP shall not be subject to Tender and Dividend Reset.

          8.           Transfers. In the case of any transfer of any shares of RP other than pursuant to a Remarketing, the transferor shall ensure that an Agent Member advises the Remarketing Agent of such transfer. The Agent Member shall be authorized and instructed to disclose to the Remarketing Agent and/or the Paying Agent such information with respect to the transferee as the Remarketing Agent or Paying Agent shall request.

          9.           Miscellaneous. To the extent permitted by applicable law, the Board of Directors of the Corporation may interpret or adjust the provisions hereof to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification which does not adversely affect the rights of Holders or Beneficial Owners of shares of RP and if such inconsistency or ambiguity reflects an incorrect provision hereof then the Board of Directors may authorize the filing of a Certificate of Amendment or a Certificate of Correction, as the case may be.

          10.         Securities Depository; Stock Certificates. (a) If there is a Securities Depository, one certificate for all of the shares of RP shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Such certificate shall bear a legend to the effect that such certificate is issued subject to the provisions contained in this Article Fourteenth. Unless the Corporation shall have elected, during a Non-Payment Period, to waive this requirement, the Corporation will also issue stop-transfer instructions to the Paying Agent for the shares of RP. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the Holder, and no Beneficial Owner shall receive certificates representing its ownership interest in such shares.

                       (b)      If the Applicable Dividend Rate applicable to all shares of RP shall be the Non-Payment Period Rate or there is no Securities Depository, the Corporation may at its option issue one or more new certificates with respect to such shares (without the legend referred to in paragraph 10(a) of this Part II) registered in the names of the Beneficial Owners or their nominees and rescind the stop-transfer instruction referred to in paragraph 10(a) of this Part II with respect to such shares.

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          FIFTEENTH. Auction Preferred Stock, Series M, Series W and Series F. The number of shares, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the Auction Preferred Stock, Series M; Auction Preferred Stock, Series W; and Auction Preferred Stock, Series F are as set forth in this Article Fifteenth:

DESIGNATION

          AUCTION PREFERRED STOCK, SERIES M: A series of 4,000 shares of preferred stock, par value $.001 per share, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated “Auction Preferred Stock, Series M.” Each share of Auction Preferred Stock, Series M shall be issued on a Date of Original Issue (as herein defined) to be determined by the Board of Directors of the Fund or a duly authorized committee thereof; have an Initial Dividend Rate, Initial Dividend Payment Date and Subsequent Dividend Payment Day (each as herein defined) to be determined by the Board of Directors of the Fund or a duly authorized committee thereof; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Fund, as are set forth in Part I and Part II of this Article Fifteenth. The Auction Preferred Stock, Series M shall constitute a separate series of preferred stock of the Fund, and each share of Auction Preferred Stock, Series M shall be identical.

          AUCTION PREFERRED STOCK, SERIES W: A series of 4,000 shares of preferred stock, par value $.001 per share, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated “Auction Preferred Stock, Series W.” Each share of Auction Preferred Stock, Series W shall be issued on a Date of Original Issue (as herein defined) to be determined by the Board of Directors of the Fund or a duly authorized committee thereof; have an Initial Dividend Rate, Initial Dividend Payment Date and Subsequent Dividend Payment Day (each as herein defined) to be determined by the Board of Directors of the Fund or a duly authorized committee thereof; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Fund, as are set forth in Part I and Part II of this Article Fifteenth. The Auction Preferred Stock, Series W shall constitute a separate series of preferred stock of the Fund, and each share of Auction Preferred Stock, Series W shall be identical.

          AUCTION PREFERRED STOCK, SERIES F: A series of 4,000 shares of preferred stock, par value $.001 per share, liquidation preference $25,000 per share plus accumulated but unpaid dividends, if any, thereon (whether or not earned or declared), is hereby designated “Auction Preferred Stock, Series F.” Each share of Auction Preferred Stock, Series F shall be issued on a Date of Original Issue (as herein defined) to be determined by the Board of Directors of the Fund or a duly authorized committee thereof; have an Initial Dividend Rate, Initial Dividend Payment Date and Subsequent Dividend Payment Day (each as herein defined) to be determined by the Board of Directors of the Fund or a duly authorized committee thereof; and have such other preferences, limitations and relative voting rights, in addition to those required by applicable law or set forth in the Charter applicable to preferred stock of the Fund, as are set forth in Part I and Part II of this Article Fifteenth. The Auction Preferred Stock, Series F shall constitute a separate series of preferred stock of the Fund, and each share of Auction Preferred Stock, Series F shall be identical.

          The Board of Directors of the Fund may, in the future, by resolution duly adopted, without shareholder approval (except as otherwise provided by this Article Fifteenth or required by applicable law), classify additional shares out of the Fund’s authorized and unissued preferred stock as one or more additional series of Auction Preferred Stock, with the same preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption and other terms herein described, except that the Date of Original Issue, Initial Dividend Rate and Initial Dividend Payment Date of shares of each such additional series, and any other changes in the terms herein set forth, shall be as set forth in the Articles Supplementary with respect to such additional series.

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DEFINITIONS

          As used in Parts I and II of this Article Fifteenth, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          (1)           “ACCOUNTANT’S CONFIRMATION” shall have the meaning specified in paragraph (c) of Section 6 of Part I of this Article Fifteenth.

          (2)           “AFFILIATE” means, for purposes of the definition of “Outstanding,” any Person known to the Auction Agent to be controlled by, in control of or under common control with the Fund; provided, however, that no Broker-Dealer controlled by, in control of or under common control with the Fund shall be deemed to be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such corporation, one of the trustees, directors or executive officers of which is a director of the Fund, be deemed to be an Affiliate solely because such trustee, director or executive officer is also a director of the Fund.

          (3)          “AGENT MEMBER” means a member of or participant in the Securities Depository that will act on behalf of a Bidder.

          (4)           “ALL HOLD RATE” means 80% of the Reference Rate.

          (5)           “ANNUAL VALUATION DATE” means, for so long as any shares of APS are outstanding, December 31 of each year, or, if such day is not a Valuation Date, the next preceding Valuation Date.

          (6)           “APPLICABLE DIVIDEND RATE” shall have the meaning specified in subparagraph (d)(i)(D) of Section 2 of Part I of this Article Fifteenth.

          (7)           “APPLICABLE PERCENTAGE” means the percentage determined based on the credit rating assigned to the series of APS on such date by Moody’s (if Moody’s is then rating the APS) and S&P (if S&P is then rating the APS) as follows:

CREDIT RATINGS
		APPLICABLE
MOODY’S	S&P	PERCENTAGE
Aaa	AAA	125%
Aa3 to Aa1	AA- to AA+	150%
A3 to A1	A- to A+	200%
Baa3 to Baa1	BBB- to BBB+	250%
Ba1 and lower	BB+ and lower	300%

          For purposes of this definition, the “prevailing rating” of shares of a series of preferred stock shall be (i) If not Aaa/AAA, then Aa3/AA- or higher if such shares have a rating of Aa3 or better by Moody’s and AA- or better by S&P or the equivalent of such ratings by such agencies or a Substitute Rating Agency or Substitute Rating Agencies selected as provided below, (ii) if not Aa3/AA- or higher, then A3/A- if such shares have a rating of A3 or better by Moody’s and

A- or better by S&P or the equivalent of such ratings by such agencies or a Substitute Rating Agency or Substitute Rating Agencies selected as provided below, (iii) if not A3/A- or higher, then Baa3/BBB- if such shares have a rating of Baa3 or better by Moody’s and BBB- or better by S&P or the equivalent of such ratings by such agencies or a Substitute Rating Agency or Substitute Rating Agencies selected as provided below.

          The Applicable Percentage as so determined shall be further subject to upward but not downward adjustment in the discretion of the Board of Directors after consultation with the Broker-Dealers, provided that immediately following any such increase the Fund would be in compliance with the Preferred Stock Basic Maintenance Amount. The Fund shall take all reasonable action necessary to enable either Moody’s or S&P to provide a rating for each series of APS. If neither Moody’s nor S&P shall make such a rating available, the Fund shall select one or more Substitute Rating Agencies.

          (8)           “APPLICABLE SPREAD” means:

CREDIT RATINGS
APPLICABLE
MOODY’S	S&P	SPREAD
Aaa	AAA	125 bps
Aa3 to Aa1	AA- to AA+	150 bps
A3 to A1	A- to A+	200 bps
Baa3 to Baa1	BBB- to BBB+	250 bps
Ba1 and lower	BB+ and lower	300 bps

          (9)           “APPLICABLE SPREAD OVER THE REFERENCE RATE” means the rate equaling the sum of the Applicable Spread plus the Reference Rate.

          (10)         “APS” means, collectively, the Auction Preferred Stock, Series M; the Auction Preferred Stock, Series W; and the Auction Preferred Stock, Series F, together with any additional series of Auction Preferred Stock that may be classified and designated by the Board of Directors as provided in this Article Fifteenth.

          (11)         “AUCTION” means each periodic implementation of the Auction Procedures.

          (12)         “AUCTION AGENCY AGREEMENT” means the agreement between the Fund and the Auction Agent which provides, among other things, that the Auction Agent will follow the Auction Procedures for purposes of determining the Applicable Dividend Rate for shares of a series of APS so long as the Applicable Dividend Rate for shares of such series is to be based on the results of an Auction.

          (13)         “AUCTION AGENT” means the entity appointed as such by a resolution of the Board of Directors in accordance with Section 5 of Part II of this Article Fifteenth.

          (14)         “AUCTION DATE,” with respect to any Subsequent Dividend Period, means the Business Day next preceding the first day of such Subsequent Dividend Period.

          (15)         “AUCTION PROCEDURES” means the procedures for conducting Auctions set forth in Part II of this Article Fifteenth.

          (16)         “AVAILABLE APS” shall have the meaning specified in subparagraph (a)(i) of Section 3 of Part II of this Article Fifteenth.

          (17)         “BENEFICIAL OWNER,” with respect to shares of a series of APS, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of such series.

          (18)         “BID” and “BIDS” shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Article Fifteenth.

          (19)         “BIDDER” and “BIDDERS” shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Article Fifteenth; provided, however, that neither the Fund nor any affiliate thereof shall be permitted to be a Bidder in an Auction, except that any Broker-Dealer that is an affiliate of the Fund may be a Bidder in an Auction, but only if the Orders placed by such Broker-Dealer are not for its own account.

          (20)         “BOARD OF DIRECTORS” means the Board of Directors of the Fund or any duly authorized committee thereof.

          (21)         “BROKER-DEALER” means any broker-dealer, commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer in Part II of this Article Fifteenth, that is a member of, or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Fund (with the consent of UBS Securities LLC, which consent shall not be unreasonably withheld or delayed) and has entered into a Broker-Dealer Agreement that remains effective.

          (22)         “BROKER-DEALER AGREEMENT” means an agreement among the Fund, the Auction Agent and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in Part II of this Article Fifteenth.

          (23)         “BUSINESS DAY” means a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York, are authorized by law to close.

          (24)         “CODE” means the Internal Revenue Code of 1986, as amended.

          (25)         “COMMON STOCK” means the common stock, par value $.001 per share, of the Fund.

          (26)         “CURE DATE” means the Preferred Stock Basic Maintenance Cure Date or the Investment Company Act Cure Date, as the case may be.

          (27)         “DATE OF ORIGINAL ISSUE,” with respect to shares of a series of APS, means the date on which the Fund initially issued such shares.

          (28)         “DISCOUNT FACTOR” means a Moody’s Discount Factor (if Moody’s is then rating the APS), an S&P Discount Factor (if S&P is then rating the APS) or a Substitute Rating Agency Discount Factor (if a Substitute Rating Agency is then rating the APS), as the case may be.

          (29)         “DISCOUNTED VALUE,” with respect to any asset held by the Fund as of any date, means the Moody’s Discounted Value of such asset (if Moody’s is then rating the APS), the S&P Discounted Value of such asset (if S&P is then rating the APS) or a Substitute Rating Agency Discounted Value of such asset (if a Substitute Rating Agency is then rating the APS), as the case may be.

          (30)         “DIVIDEND PAYMENT DATE,” with respect to shares of a series of APS, means any date on which dividends are payable on shares of such series pursuant to the provisions of paragraph (c) of Section 2 of Part I of this Article Fifteenth.

          (31)         “DIVIDEND PERIOD,” with respect to shares of a series of APS, means the period from and including the Date of Original Issue of shares of such series to, but excluding, the initial Dividend Payment Date for shares of such series and any period thereafter from, and including, one Dividend Payment Date for shares of such series to, but excluding, the next succeeding Dividend Payment Date for shares of such series.

          (32)         “ELIGIBLE ASSET” means a Moody’s Eligible Asset (if Moody’s is then rating the APS), an S&P Eligible Asset (if S&P is then rating the APS) or a Substitute Rating Agency Eligible Asset (if a Substitute Rating Agency is then rating the APS), as the case may be.

          (33)         “EXISTING HOLDER,” with respect to shares of a series of APS, means a Broker-Dealer (or any such other Person as may be permitted by the Fund) that is listed on the records of the Auction Agent as a holder of shares of such series.

          (34)         “FAILURE TO DEPOSIT,” with respect to shares of a series of APS, means a failure by the Fund to pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on any Dividend Payment Date for shares of such series, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividend (whether or not earned or declared) to be paid on such Dividend Payment Date on any share of such series or (B) on the Business Day next preceding any redemption date in funds available on such redemption date for shares of such series in The City of New York, New York, the Redemption Price to be paid on such redemption date for any share of such series after notice of redemption is mailed pursuant to paragraph (c) of Section 8 of Part I of this Article Fifteenth; provided, however, that the foregoing clause (B) shall not apply to the Fund’s failure to pay the Redemption Price in respect of shares of a series of APS when the related Notice of Redemption provides that redemption of such shares is subject to one or more conditions precedent until any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

          (35)         “FITCH” means Fitch, Inc. and its successors at law.

          (36)         “FUND” means DNP Select Income Fund Inc., a Maryland corporation and the issuer of the APS.

          (37)         “HOLDER,” with respect to shares of a series of APS, means the registered holder of such shares as the same appears on the record books of the Fund.

          (38)         “HOLD ORDER” and “HOLD ORDERS” shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Article Fifteenth.

          (39)         “INDEPENDENT ACCOUNTANT” means a nationally recognized registered public accounting firm that is independent with respect to the Fund under the auditor independence rules promulgated by the Securities and Exchange Commission.

          (40)         “INITIAL DIVIDEND PAYMENT DATE,” with respect to shares of a series of APS, shall be a date determined by the Board of Directors or a duly authorized committee thereof in connection with the initial issuance of shares of such series.

          (41)         “INITIAL DIVIDEND PERIOD,” with respect to shares of a series of APS, means the period from and including the Date of Original Issue thereof to, but excluding, the Initial Dividend Payment Date for shares of such series.

          (42)         “INITIAL DIVIDEND RATE,” with respect to shares of a series of APS, shall be a rate determined by the Board of Directors or a duly authorized committee thereof in connection with the initial issuance of shares of such series.

          (43)         “INITIAL PREFERRED DIRECTORS” means the two directors of the Fund designated by the Board of Directors, in connection with the first issuance of Preferred Stock by the Fund, to represent the holders of Preferred Stock..

          (44)         “INVESTMENT COMPANY ACT” means the Investment Company Act of 1940, as amended from time to time.

          (45)         “INVESTMENT COMPANY ACT CURE DATE,” with respect to the failure by the Fund to maintain the Investment Company Act Preferred Stock Asset Coverage (as required by Section 5 of Part I of this Article Fifteenth) as of the last Business Day of each month, means the last Business Day of the following month.

          (46)         “INVESTMENT COMPANY ACT PREFERRED STOCK ASSET COVERAGE” means asset coverage, as defined in Section 18(h) of the Investment Company Act, of at least 200% with respect to all outstanding senior securities of the Fund which are stock, including all outstanding shares of any series of APS (or such other asset coverage as may in the future be specified in or under the Investment Company Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock).

          (47)         “LATE CHARGE” shall have the meaning specified in subparagraph (d)(i)(B) of Section 2 of Part I of this Article Fifteenth.

          (48)         “LIBOR” means the London Interbank Offered Rate.

          (49)         “LIBOR DEALERS” means UBS Securities LLC and such other dealer or dealers as the Fund may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

          (50)         “LIBOR RATE” means on any Auction Date (i) the rate for deposits in U.S. dollars for the designated Dividend Period, which appears on display page 3750 of Moneyline’s Telerate Service (“Telerate Page 3750”) (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m., London Time, on the date that is the London Business Day preceding the Auction Date (the “LIBOR Determination Date”), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750, (A) the LIBOR Dealer shall determine the arithmetic mean for the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Dividend Period in an amount determined by such LIBOR dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, LIBOR Rate shall equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, LIBOR rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Fund’s approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Dividend Period in an amount determined by the LIBOR Dealer (after obtaining the Fund’s approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Fund to provide such rate or rates not being supplied by the LIBOR Dealer; provided, further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR Rate shall be LIBOR Rate as determined on the previous Auction Date. If the number of Dividend Period days shall be (i) 7 days or more, but fewer than 21 days, such rate shall be the seven-day LIBOR rate; (ii) 21 days or more, but fewer than 49 days, such rate shall be the one-month LIBOR rate; (iii) 49 days or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (iv) 77 days or more, but fewer than 112 days, such rate shall be the three-month LIBOR rate; (v) 112 days or more, but fewer than 140 days, such rate shall be the four-month LIBOR rate; (vi) 140 days or more, but fewer than 168 days, such rate shall be the five-month LIBOR rate; (vii) 168 days or more, but fewer than 189 days, such rate shall be the six-month LIBOR rate; (viii) 189 days or more, but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (ix) 217 days or more, but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (x) 252 days or more, but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (xi) 287 days or more, but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (xii) 315 days or more, but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (xiii) 343 days or more, but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

          (51)         “LIQUIDATION PREFERENCE,” with respect to a given number of shares of a series of APS, means $25,000 times that number.

          (52)         “LONDON BUSINESS DAY” means any day on which commercial banks are generally open for business in London.

          (53)         “MARKET VALUE” means the Moody’s Market Value (if Moody’s is then rating the APS), the S&P Market Value (if S&P is then rating the APS) or a Substitute Rating Agency Market Value (if a Substitute Rating Agency is then rating the APS), as the case may be.

          (54)         “MAXIMUM DIVIDEND RATE,” for any Dividend Period will be the higher of the Applicable Percentage of the Reference Rate or the Applicable Spread Over the Reference Rate. The Applicable Percentage will be determined based on the credit rating assigned on such date to such shares by S&P and Moody’s (or if S&P or Moody’s shall not make such rating available, the equivalent of such rating by a Substitute Rating Agency) as follows:

CREDIT RATINGS
		APPLICABLE
		PERCENTAGE
		OF THE	APPLICABLE
MOODY’S	S&P	REFERENCE RATE	SPREAD
Aaa	AAA	125%	125 bps
Aa3 to Aa1	AA- to AA+	150%	150 bps
A3 to A1	A- to A+	200%	200 bps
Baa3 to Baa1	BBB- to BBB+	250%	250 bps
Ba1 and lower	BB+ and lower	300%	300 bps

          Assuming the Fund maintains an AAA/Aaa rating on the APS, the practical effect of the different methods used to calculate the Maximum Dividend Rate is shown in the table below:

	MAXIMUM
	DIVIDEND RATE
	USING THE	MAXIMUM
	APPLICABLE	DIVIDEND RATE
	PERCENTAGE	USING THE	METHOD USED
	OF THE	APPLICABLE	TO DETERMINE
REFERENCE	REFERENCE	SPREAD OVER THE	THE MAXIMUM
RATE	RATE	REFERENCE RATE	DIVIDEND RATE
1%	1.25%	2.25%	Spread
2%	2.50%	3.25%	Spread
3%	3.75%	4.25%	Spread
4%	5.00%	5.25%	Spread
5%	6.25%	6.25%	Either
6%	7.50%	7.25%	Percentage

          The Fund shall take all reasonable action necessary to enable S&P and Moody’s to provide a rating for each series of APS. If S&P or Moody’s shall not make such a rating available, DNP Select Income Fund Inc. or its affiliates and successors, after consultation with the Fund and the Broker-Dealers, shall select a nationally recognized statistical rating organization to act as a Substitute Rating Agency.

          (55)         “MOODY’S” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors.

          (56)         “MOODY’S DISCOUNTED VALUE,” with respect to any asset held by the Fund as of any date, means, except as may be otherwise provided in the definition of “Discounted Value” set forth in the Moody’s Guidelines, the quotient of the Market Value of such asset divided by the applicable Moody’s Discount Factor; provided, however, that any asset as to which there is no Moody’s Discount Factor shall have a Moody’s Discounted Value of zero.

          (57)         “MOODY’S DISCOUNT FACTORS” means the discount factors set forth in the Moody’s Guidelines for use in calculating the Moody’s Discounted Value of the Fund’s assets in connection with Moody’s rating of the APS.

          (58)         “MOODY’S ELIGIBLE ASSETS” means assets of the Fund set forth in the Moody’s Guidelines as “Eligible Assets” for purposes of determining maintenance of the Moody’s Preferred Stock Basic Maintenance Amount in connection with Moody’s rating of the APS.

          (59)         “MOODY’S GUIDELINES” means that certain document entitled “Moody’s Preferred Stock Guidelines” and adopted by the Board of Directors as of the date hereof; provided, however, that any of the provisions of said document may from time to time be amended, altered or repealed by the Board of Directors in its sole discretion, without any vote or consent of shareholders of the Fund, based on a determination by the Board of Directors that such action is necessary or appropriate in connection with obtaining or maintaining the rating assigned by Moody’s to the APS or revising the Fund’s investment restrictions or policies consistent with guidelines adopted by Moody’s, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the APS or the Holders thereof, provided that the Board of Directors receives written confirmation from Moody’s that any such amendment, alteration or repeal would not adversely affect the rating then assigned by Moody’s to the APS.

          (60)         “MOODY’S MARKET VALUE,” with respect to any asset of the Fund, means the amount set forth in the Moody’s Guidelines as the “Market Value” of such asset.

          (61)         “MOODY’S PREFERRED STOCK BASIC MAINTENANCE AMOUNT” means the amount set forth in the Moody’s Guidelines as the “Preferred Stock Basic Maintenance Amount.”

          (62)         “NOTICE OF REDEMPTION” means any notice with respect to the redemption of shares of a series of APS pursuant to paragraph (c) of Section 8 of Part I of this Article Fifteenth.

          (63)         “NOTICE OF SPECIAL DIVIDEND PERIOD” means any notice with respect to a Special Dividend Period of shares of a series of APS pursuant to subparagraph (d)(i) of Section 3 of Part I of this Article Fifteenth.

          (64)         “ORDER” and “ORDERS” shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Article Fifteenth.

          (65)         “OUTSTANDING” means, as of any Auction Date with respect to shares of a series of APS, the number of shares of such series theretofore issued by the Fund except, without duplication, (i) any shares of such series theretofore cancelled or delivered to the Auction Agent for cancellation or redeemed by the Fund, (ii) any shares of such series as to which the Fund or any Affiliate thereof shall be an Existing Holder and (iii) any shares of such series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund.

          (66)         “PAYING AGENT” means The Bank of New York, unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Fund to serve as paying agent with respect to the APS, which Paying Agent may be the same as the Auction Agent.

          (67)         “PERSON” means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

          (68)         “POTENTIAL BENEFICIAL OWNER,” with respect to shares of a series of APS, means a customer of a Broker-Dealer that is not a Beneficial Owner of shares of such series but that wishes to purchase shares of such series, or that is a Beneficial Owner of shares of such series that wishes to purchase additional shares of such series.

          (69)         “POTENTIAL HOLDER” means any Broker-Dealer or any such other Person as may be permitted by the Fund, including any Existing Holder, who may be interested in acquiring APS (or, in the case of an Existing Holder, additional APS).

          (70)         “PREFERRED DIRECTOR” means the Initial Preferred Directors and the Subsequent Preferred Directors.

          (71)         “PREFERRED STOCK” means the preferred stock, par value $.001 per share, of the Fund.

          (72)         “PREFERRED STOCK BASIC MAINTENANCE AMOUNT” means the Moody’s Preferred Stock Basic Maintenance Amount (if Moody’s is then rating the APS), the S&P Preferred Stock Basic Maintenance Amount (if S&P is then rating the APS) or a Substitute Rating Agency Basic Maintenance Amount (if a Substitute Rating Agency is then rating the APS), as the case may be.

          (73)         “PREFERRED STOCK BASIC MAINTENANCE CURE DATE,” with respect to the failure by the Fund to satisfy any Preferred Stock Basic Maintenance Amount (as required by Section 6 of Part I of this Article Fifteenth) as of a given Valuation Date, means the eighth Business Day following such Valuation Date.

          (74)         “PREFERRED STOCK BASIC MAINTENANCE REPORT” means a report signed by the President, Treasurer or any Senior Vice President or Vice President of the Fund which sets forth, as of any Valuation Date, the assets of the Fund, the Market Value and the

Discounted Value thereof (seriatim and in aggregate) and each Preferred Stock Basic Maintenance Amount.

          (75)         “RATING AGENCIES” means S&P and Moody’s for so long as S&P and Moody’s issue ratings for the APS, and, at such time as S&P and/or Moody’s no longer issues a rating for the APS, the Substitute Rating Agency or Substitute Rating Agencies, as the case may be.

          (76)         “REDEMPTION PRICE” means the applicable redemption price specified in paragraph (a) or (b) of Section 8 of Part I of this Article Fifteenth.

          (77)         “REFERENCE BANKS” means four major banks in the London interbank market selected by UBS Securities LLC or its affiliates or successors or such other party as the Fund may from time to tome appoint.

          (78)         “REFERENCE RATE” means (i) with respect to a Standard Dividend Period or a Special Dividend Period having 364 or fewer days, the applicable LIBOR Rate and (ii) with respect to a Special Dividend Period having 365 or more days, the applicable U.S. Treasury Note Rate.

          (79)         “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and its successors.

          (80)         “S&P DISCOUNTED VALUE,” with respect to any asset held by the Fund as of any date, means, except as may be otherwise provided in the definition of “Discounted Value” set forth in the S&P Guidelines, the quotient of the Market Value of such asset divided by the applicable S&P Discount Factor; provided, however, that any asset as to which there is no S&P Discount Factor shall have an S&P Discounted Value of zero.

          (81)         “S&P DISCOUNT FACTORS” means the discount factors set forth in the S&P Guidelines for use in calculating the S&P Discounted Value of the Fund’s assets in connection with S&P’s rating of the APS.

          (82)         “S&P ELIGIBLE ASSETS” means assets of the Fund set forth in the S&P Guidelines as “Eligible Assets” for purposes of determining maintenance of the S&P Preferred Stock Basic Maintenance Amount in connection with S&P’s rating of the APS.

          (83)         “S&P GUIDELINES” means that certain document entitled “Standard & Poor’s Preferred Stock Guidelines” and adopted by the Board of Directors as of the date hereof; provided, however, that any of the provisions of said document may from time to time be amended, altered or repealed by the Board of Directors in its sole discretion, without any vote or consent of shareholders of the Fund, based on a determination by the Board of Directors that such action is necessary or appropriate in connection with obtaining or maintaining the rating assigned by S&P to the APS or revising the Fund’s investment restrictions or policies consistent with guidelines adopted by S&P, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the APS or the Holders thereof, provided that the Board of Directors receives written confirmation from S&P that any such amendment, alteration or repeal would not adversely affect the rating then assigned by S&P to the APS.

          (84)         “S&P MARKET VALUE,” with respect to any asset of the Fund, means the amount set forth in the S&P Guidelines as the “Market Value” of such asset.

          (85)         “S&P PREFERRED STOCK BASIC MAINTENANCE AMOUNT” means the amount set forth in the S&P Guidelines as the “Preferred Stock Basic Maintenance Amount.”

          (86)         “SECURITIES ACT” means the Securities Act of 1933, as amended from time to time.

          (87)         “SECURITIES DEPOSITORY” means The Depository Fund Company and its successors and assigns or any other securities depository selected by the Fund which agrees to follow the procedures required to be followed by such securities depository in connection with the APS.

          (88)         “SELL ORDER” and “SELL ORDERS” shall have the respective meanings specified in paragraph (a) of Section 1 of Part II of this Article Fifteenth.

          (89)         “SETTLEMENT DATE” means any date on which (i) a new Subsequent Dividend Period begins, and (ii) shares of APS which have been tendered and sold in an Auction are delivered through the Securities Depository.

          (90)         “SPECIAL DIVIDEND PERIOD,” with respect to shares of a series of APS, shall have the meaning specified in paragraph (a) of Section 3 of Part I of this Article Fifteenth.

          (91)         “SPECIAL REDEMPTION PROVISIONS” shall have the meaning specified in subparagraph (a)(i) of Section 8 of Part I of this Article Fifteenth.

          (92)         “STANDARD DIVIDEND PERIOD,” with respect to shares of a series of APS, means the Initial Dividend Period for shares of such series or any Subsequent Dividend Period consisting of seven days.

          (93)         “SUBMISSION DEADLINE” means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

          (94)         “SUBMITTED BID” and “SUBMITTED BIDS” shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Article Fifteenth.

          (95)         “SUBMITTED HOLD ORDER” and “SUBMITTED HOLD ORDERS” shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Article Fifteenth.

          (96)         “SUBMITTED ORDER” and “SUBMITTED ORDERS” shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Article Fifteenth.

          (97)         “SUBMITTED SELL ORDER” and “SUBMITTED SELL ORDERS” shall have the respective meanings specified in paragraph (a) of Section 3 of Part II of this Article Fifteenth.

          (98)         “SUBSEQUENT DIVIDEND PAYMENT DAY,” with respect to shares of a series of APS shall be a day of the week determined by the Board of Directors or a duly authorized committee thereof in connection with the initial issuance of shares of such series.

          (99)         “SUBSEQUENT DIVIDEND PERIOD,” with respect to shares of a series of APS, means the period from and including the first day following the Initial Dividend Period of shares of such series to but excluding the next Dividend Payment Date for shares of such series and any period thereafter from and including one Dividend Payment Date for shares of such series to but excluding the next succeeding Dividend Payment Date for shares of such series; provided, however, that if any Subsequent Dividend Period is also a Special Dividend Period, such term means the period commencing on the first day of such Special Dividend Period and ending on the last day of the last Dividend Period thereof.

          (100)         “SUBSEQUENT PREFERRED DIRECTOR” means any director elected from time to time to succeed either (i) an Initial Preferred Director or (ii) another Subsequent Preferred Director.

          (101)         “SUBSTITUTE LIBOR DEALER” means any dealer selected by the Fund; provided, however, that none of such entities shall be a LIBOR Dealer.

          (102)         “SUBSTITUTE RATING AGENCY” means a nationally recognized statistical rating organization selected by the Fund, in accordance with the provisions hereof, to act as a substitute rating agency to determine the credit rating of the shares of APS.

          (103)         “SUBSTITUTE RATING AGENCY DISCOUNTED VALUE,” with respect to any Substitute Rating Agency and any asset held by the Fund as of any date, means, except as may be otherwise provided in the definition of “Discounted Value” set forth in the Substitute Rating Agency Guidelines applicable to such Substitute Rating Agency, the quotient of the Market Value of such asset divided by the Substitute Rating Agency Discount Factor applicable to such Substitute Rating Agency and such asset; provided, however, that any asset as to which there is no Substitute Rating Agency Discount Factor applicable to such Substitute Rating Agency and such asset shall have a Substitute Rating Agency Discounted Value of zero.

          (104)         “SUBSTITUTE RATING AGENCY DISCOUNT FACTORS” means the discount factors set forth in the Substitute Rating Agency Guidelines applicable to a Substitute Rating Agency for use in calculating the Substitute Rating Agency Discounted Value of the Fund’s assets in connection with such Substitute Rating Agency’s rating of the RP.

          (105)         “SUBSTITUTE RATING AGENCY ELIGIBLE ASSETS,” with respect to any Substitute Rating Agency, means assets of the Fund set forth in the Substitute Rating Agency Guidelines applicable to such Substitute Rating Agency as “Eligible Assets” for purposes of determining maintenance of the Substitute Rating Agency Preferred Stock Basic Maintenance Amount in connection with such Substitute Rating Agency’s rating of the APS.

          (106)         “SUBSTITUTE RATING AGENCY GUIDELINES” means any document adopted by the Board of Directors, in connection with the selection of a Substitute Rating Agency, setting forth the guidelines supplied by such Substitute Rating Agency in connection with its assignment of a rating to the APS; provided, however, that any of the provisions of said document may from time to time be amended, altered or repealed by the Board of Directors in its sole discretion, without any vote or consent of shareholders of the Fund, based on a determination by the Board of Directors that such action is necessary or appropriate in connection with obtaining or maintaining the rating assigned by such Substitute Rating Agency to the APS or revising the Fund’s investment restrictions or policies consistent with guidelines adopted by such Substitute Rating Agency, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the APS or the Holders thereof, provided that the Board of Directors receives written confirmation from such Substitute Rating Agency that any such amendment, alteration or repeal would not adversely affect the rating then assigned by such Substitute Rating Agency to the APS.

          (107)         “SUBSTITUTE RATING AGENCY MARKET VALUE,” with respect to any Substitute Rating Agency and any asset of the Fund, means the amount set forth as the “Market Value” of such asset in the Substitute Rating Agency Guidelines applicable to such Substitute Rating Agency.

          (108)         “SUBSTITUTE RATING AGENCY PREFERRED STOCK BASIC MAINTENANCE AMOUNT,” with respect to any Substitute Rating Agency, means the amount set forth as the “Preferred Stock Basic Maintenance Amount” in the Substitute Rating Agency Guidelines applicable to such Substitute Rating Agency.

          (109)         “SUBSTITUTE U.S. GOVERNMENT SECURITIES DEALER” any U.S. Government securities dealer selected by the Fund as to which Moody’s, S&P, or any Substitute Rating Agency then rating the APS shall not have objected; provided, however, that none of such entities shall be a U.S. Government Securities Dealer.

          (110)         “SUFFICIENT CLEARING BIDS” shall have the meaning specified in paragraph (a) of Section 3 of Part II of this Article Fifteenth.

          (111)         “TREASURY NOTE” means a direct obligation of the U.S. Government having a maturity at the time of issuance of five years or less but more than 364 days.

          (112)         “U.S. GOVERNMENT SECURITIES DEALER” means Lehman Government Securities Incorporated, Goldman, Sachs & Co., Salomon Brothers Inc., Morgan Guaranty Fund Company of New York and any other U.S. Government securities dealer selected by the Fund as to which Moody’s (if Moody’s is then rating the APS) and S&P (if S&P is then rating the APS) shall not have objected or their respective affiliates or successors, if such entity is a U.S. Government securities dealer.

          (113)         “U.S. TREASURY NOTE RATE” on any date means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 p.m. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as calculated is not available, the Alternate Treasury Note Rate on such date. “Alternate Treasury Note Rate” on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three U.S. Government Securities Dealers.

          (114)         “VALUATION DATE” means the last Business Day of each week, or such other date as the Fund and the Rating Agencies may agree upon for purposes of determining the Preferred Stock Basic Maintenance Amount.

          (115)         “VOTING PERIOD” shall have the meaning specified in paragraph (b) of Section 4 of Part I of this Article Fifteenth.

          (116)         “WINNING BID RATE” shall have the meaning specified in paragraph (a) of Section 3 of Part II of this Article Fifteenth.

PART I.

1.	Ranking.

          (a)           The shares of a series of APS shall rank on a parity with each other, with shares of any other series of APS and with shares of any other series of Preferred Stock as to the payment of dividends by the Fund and as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

          (b)           No Holder of shares of any series of APS shall have, solely by reason of being such a Holder, any preemptive right or, unless otherwise determined by the Board of Directors, any other right to acquire, purchase or subscribe for any shares of Preferred Stock or Common Stock or other securities of the Fund which the Fund may hereafter issue or sell.

2.	Dividends.

          (a)           Cumulative Cash Dividends. The Holders of shares of a series of APS shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor in accordance with the Charter and applicable law, cumulative cash dividends at the Applicable Dividend Rate for shares of such series, determined as set forth in paragraph (d) of this Section 2, and no more, payable on the Dividend Payment Dates with respect to shares of such series determined pursuant to paragraph (c) of this Section 2. Holders of shares of a series of APS shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on shares of such series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on shares of a series of APS which may be in arrears, and, except to the extent set forth in subparagraph (d)(i) of this Section 2, no additional sum of money shall be payable in respect of any such arrearage.

          (b)           Dividends Cumulative From Date of Original Issue. Dividends on shares of a series of APS shall accumulate at the Applicable Dividend Rate for shares of such series from the Date of Original Issue thereof.

          (c)           Dividend Payment Dates and Adjustment Thereof. The Dividend Payment Dates with respect to shares of a series of APS shall be the Initial Dividend Payment Date with respect to such series and each Subsequent Dividend Payment Day with respect to such series thereafter; provided, however, that:

            (i)           if the day on which dividends would otherwise be payable on shares of such series is not a Business Day, then such dividends shall be payable on such shares on the first Business Day that falls after such day; and

            (ii)          the Fund in its discretion may establish the Dividend Payment Dates in respect of any Special Dividend Period of shares of a series of APS consisting of more than 28 days; provided, however, that such dates shall be set forth in the Notice of Special Dividend Period relating to such Special Dividend Period, as delivered to the Auction Agent, which Notice of Special Dividend Period shall be filed with the Secretary of the Fund; and provided, further, that (A) any such Dividend Payment Date shall be a Business Day and (B) the last Dividend Payment Date in respect of such Special Dividend Period shall be the Business Day immediately following the last day thereof.

                       (d)           Dividend Rates and Calculation of Dividends.

(i) Dividend Rates. The dividend rate on shares of a series of APS during the period from and after the Date of Original Issue of shares of such series to and including the last day of the Initial Dividend Period of shares of such series shall be equal to the Initial Dividend Rate. For each Subsequent Dividend Period of shares of such series thereafter, the dividend rate on shares of such series shall be equal to the rate per annum that results from an Auction for shares of such series on the Auction Date next preceding such Subsequent Dividend Period; provided, however, that if:

             (A)           an Auction for any such Subsequent Dividend Period is not held for any reason other than as described below and in Section 8 of Part II, the dividend rate on shares of such series for such Subsequent Dividend Period will be the Maximum Dividend Rate for shares of such series on the Auction Date therefor;

             (B)           any Failure to Deposit shall have occurred with respect to shares of such series during any Initial Dividend Period or Subsequent Dividend Period thereof (other than any Special Dividend Period consisting of more than 364 days or any Subsequent Dividend Period succeeding any Special Dividend Period consisting of more than 364 days during which a Failure to Deposit occurred that has not been cured), but, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall have been cured in accordance with paragraph (e) of this Section 2 and the Fund shall have paid to the Auction Agent a late charge (“Late Charge”) equal to the sum of (1) if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the full amount of dividends with respect to any Dividend Period of the shares of such series, an amount computed by multiplying (x) 200% of the Reference Rate for the Initial Dividend Period or Subsequent Dividend Period during which such Failure to Deposit occurs on the Dividend Payment Date for such Dividend Period by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit has not been cured in accordance with paragraph (e) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series and if such Failure to Deposit consisted of the failure timely to pay to the Auction Agent the Redemption Price of the shares, if any, of such series for which Notice of Redemption has been mailed by the Fund pursuant to paragraph (c) of Section 8 of this Part I, an amount computed by multiplying (x) 300% of the Reference Rate for the Initial Dividend Period or Subsequent Dividend Period during which such Failure to Deposit occurs on the redemption date by (y) a fraction, the numerator of which shall be the number of days for which such Failure to Deposit is not cured in accordance with paragraph (e) of this Section 2 (including the day such Failure to Deposit occurs and excluding the day such Failure to Deposit is cured) and the denominator of which shall be 360, and applying the rate obtained against the aggregate Liquidation Preference of the outstanding shares of such series to be redeemed, no Auction will be held in respect of shares of such series for the Subsequent Dividend Period thereof and the dividend rate for shares of such series for such Subsequent Dividend Period will be the Maximum Dividend Rate for shares of such series on the Auction Date for such Subsequent Dividend Period;

             (C)           any Failure to Deposit shall have occurred with respect to shares of such series during any Initial Dividend Period or Subsequent Dividend Period thereof (other than any Special Dividend Period consisting of more than 364 days or any Subsequent Dividend Period succeeding any Special Dividend Period consisting of more than 364 days during which a Failure to Deposit occurred that has not been cured), and, prior to 12:00 Noon, New York City time, on the third Business Day next succeeding the date on which such Failure to Deposit occurred, such Failure to Deposit shall not have been cured in accordance with paragraph (e) of this Section 2 or the Fund shall not have paid the applicable Late Charge to the Auction Agent, no Auction will be held in respect of shares of such series for the first Subsequent Dividend Period thereof thereafter (or for any Subsequent Dividend Period thereof thereafter to and including the Subsequent Dividend Period during which (1) such Failure to Deposit is cured in accordance with paragraph (e) of this Section 2 and (2) the Fund pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event S&P is rating such shares at the time the Fund cures such Failure to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Subsequent Dividend Period), and the dividend rate for shares of such series for each such Subsequent Dividend Period shall be a rate per annum equal to the Maximum Dividend Rate for shares of such series on the Auction Date for such Subsequent Dividend Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Dividend Rate, being deemed to be below BBB-); or

             (D)           any Failure to Deposit shall have occurred with respect to shares of such series during a Special Dividend Period thereof consisting of more than 364 days, or during any Subsequent Dividend Period thereof succeeding any Special Dividend Period consisting of more than 364 days during which a Failure to Deposit occurred that has not been cured, and, prior to 12:00 Noon, New York City time, on the fourth Business Day preceding the Auction Date for the Subsequent Dividend Period next succeeding such Subsequent Dividend Period, such Failure to Deposit shall not have been cured in accordance with paragraph (e) of this Section 2 or, in the event S&P is then rating such shares, the Fund shall not have paid the applicable Late Charge to the Auction Agent (such Late Charge, for purposes of this subparagraph (D), to be calculated by using, as the Reference Rate, the Reference Rate applicable to a Special Dividend Period (x) consisting of more than 182 days but fewer than 365 days and (y) commencing on the date on which the Subsequent Dividend Period during which Failure to Deposit occurs commenced), no Auction will be held in respect of shares of such series for such Subsequent Dividend Period (or for any Subsequent Dividend Period thereof thereafter to and including the Subsequent Dividend Period during which (1) such Failure to Deposit is cured in accordance with paragraph (e) of this Section 2 and (2) the Fund pays the applicable Late Charge to the Auction Agent (the condition set forth in this clause (2) to apply only in the event S&P is rating such shares at the time the Fund cures such Failure to Deposit), in each case no later than 12:00 Noon, New York City time, on the fourth Business Day prior to the end of such Subsequent Dividend Period), and the dividend rate for shares of such series for each such Subsequent Dividend Period shall be a rate per annum equal to the Maximum Dividend Rate for shares of such series on the Auction Date for such Subsequent Dividend Period (but with the prevailing rating for shares of such series, for purposes of determining such Maximum Dividend Rate, being deemed to be below BBB-) (the rate per annum at which dividends are payable on shares of a series of APS for any Initial Dividend Period or

Subsequent Dividend Period thereof being herein referred to as the “Applicable Dividend Rate” for shares of such series).

            (ii)           Calculation of Dividends. The amount of dividends per share payable on shares of a series of APS on any date on which dividends shall be payable on shares of such series shall be computed by multiplying the Applicable Dividend Rate for shares of such series in effect for such Dividend Period or Dividend Periods or part thereof for which dividends have not been paid by a fraction, the numerator of which shall be the number of days in such Dividend Period or Dividend Periods or part thereof and the denominator of which shall be 365 if such Dividend Period is a Standard Dividend Period and 360 in all other cases, and applying the rate obtained against $25,000.

         (e)           Curing a Failure to Deposit. A Failure to Deposit with respect to shares of a series of APS shall have been cured (if such Failure to Deposit is not solely due to the willful failure of the Fund to make the required payment to the Auction Agent) with respect to any Initial Dividend Period or Subsequent Dividend Period of shares of such series if, within the respective time periods described in subparagraph (d)(i) of this Section 2, the Fund shall have paid to the Auction Agent (A) all accumulated and unpaid dividends on shares of such series and (B) without duplication, the Redemption Price for shares, if any, of such series for which Notice of Redemption has been mailed by the Fund pursuant to paragraph (c) of Section 8 of Part I of this Article Fifteenth; provided, however, that the foregoing clause (B) shall not apply to the Fund’s failure to pay the Redemption Price in respect of shares of a series of APS when the related Redemption Notice provides that redemption of such shares is subject to one or more conditions precedent until any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         (f)           Dividend Payments by Fund to Auction Agent. The Fund shall pay to the Auction Agent, not later than 12:00 Noon, New York City time, on each Dividend Payment Date for shares of a series of APS, an aggregate amount of same day funds, equal to the dividends to be paid to all Holders of shares of such series on such Dividend Payment Date.

         (g)           Auction Agent as Trustee of Dividend Payments by Fund. All moneys paid to the Auction Agent for the payment of dividends (or for the payment of any Late Charge) shall be held in trust for the payment of such dividends (and any such Late Charge) by the Auction Agent for the benefit of the Holders specified in paragraph (h) of this Section 2. Any moneys paid to the Auction Agent in accordance with the foregoing but not applied by the Auction Agent to the payment of dividends (and any such Late Charge) will, to the extent permitted by law and upon written request be repaid to the Fund at the end of 90 days from the date on which such moneys were so to have been applied. Dividends Paid to Holders. Each dividend on shares of a series of APS shall be paid on the Dividend Payment Date therefor to the Holders thereof as their names appear on the record books of the Fund on the Business Day next preceding such Dividend Payment Date.

(h) Dividends Credited Against Earliest Accumulated but Unpaid Dividends. Any dividend payment made on shares of a series of APS shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Fund on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

3.	Designation of Special Dividend Periods.

          (a)           Length of and Preconditions for Special Dividend Period. The Fund, at its option, may designate any succeeding Subsequent Dividend Period of shares of a series of APS as a Special Dividend Period consisting of a specified number of days evenly divisible by seven and not more than 1,820 (a “Special Dividend Period”); provided, however, that such Special Dividend Period may consist of a number of days not evenly divisible by seven if all shares of such series of APS are to be redeemed at the end of such Special Dividend Period. A designation of a Special Dividend Period shall be effective only if (A) notice thereof shall have been given in accordance with paragraph (b) and subparagraph (c)(i) of this Section 3, (B) an Auction for shares of such series shall have been held on the Auction Date immediately preceding the first day of such proposed Special Dividend Period and Sufficient Clearing Bids for shares of such series shall have existed in such Auction, and (C) if any Notice of Redemption shall have been mailed by the Fund pursuant to paragraph (c) of Section 8 of this Part I with respect to any shares of such series, the Fund has available liquid securities equal to the Redemption Price. In the event the Fund wishes to designate any succeeding Subsequent Dividend Period for shares of a series of APS as a Special Dividend Period consisting of more than 28 days, the Fund shall notify Moody’s (if Moody’s is then rating the APS) and S&P (if S&P is then rating such series) in advance of the commencement of such Subsequent Dividend Period that the Fund wishes to designate such Subsequent Dividend Period as a Special Dividend Period and shall provide Moody’s (if Moody’s is then rating the APS) and S&P (if S&P is then rating such series) with such documents as it may request.

          (b)           Notice of Proposed Special Dividend Period. If the Fund proposes to designate any succeeding Subsequent Dividend Period of shares of a series of APS as a Special Dividend Period pursuant to paragraph (a) of this Section 3, not less than 20 (or such lesser number of days as may be agreed to from time to time by the Auction Agent) nor more than 30 days prior to the date the Fund proposes to designate as the first day of such Special Dividend Period (which shall be such day that would otherwise be the first day of a Standard Dividend Period), notice shall be mailed by the Fund by first-class mail, postage prepaid, to the Holders of shares of such series. Each such notice shall state (A) that the Fund may exercise its option to designate a succeeding Subsequent Dividend Period of shares of such series as a Special Dividend Period, specifying the first day thereof and (B) that the Fund will, by 11:00 a.m., New York City time, on the second Business Day next preceding such date (or by such later time or date, or both, as may be agreed to by the Auction Agent) notify the Auction Agent of either (x) its determination, subject to certain conditions, to exercise such option, in which case the Fund shall specify the Special Dividend Period designated, or (y) its determination not to exercise such option.

          (c)           Notice of Special Dividend Period. No later than 11:00 a.m., New York City time, on the second Business Day next preceding the first day of any proposed Special Dividend Period of shares of a series of APS as to which notice has been given as set forth in paragraph (b) of this Section 3 (or such later time or date, or both, as may be agreed to by the Auction Agent), the Fund shall deliver to the Auction Agent either:

          (i)           a notice (“Notice of Special Dividend Period”) stating (A) that the Fund has determined to designate the next Subsequent Dividend Period of shares of such series as a Special Dividend Period, specifying the same and the first day thereof, (B) the Auction Date immediately prior to the first day of such Special Dividend Period, (C) that such Special Dividend Period shall not commence if (1) an Auction for shares of such series shall not be held on such Auction Date for any reason, (2) an Auction for shares of such series shall be held on such Auction Date but Sufficient Clearing Bids for shares of such series shall not exist in such Auction, (3) full cumulative dividends and any amounts due with respect to redemptions have not been paid in full as of such Auction Date, or (4) the Fund does not receive confirmation from Moody’s (if Moody’s is then rating the APS) or S&P (if S&P is then rating the APS) that the proposed Special Dividend Period will not affect such rating agency’s then-current rating on the APS, (D) the scheduled Dividend Payment Dates for shares of such series during such Special Dividend Period and (E) the Special Redemption Provisions, if any, applicable to shares of such series in respect of such Special Dividend Period, such notice to be accompanied by a Preferred Stock Basic Maintenance Report showing that, as of the third Business Day next preceding such proposed Special Dividend Period, Moody’s Eligible Assets (if Moody’s is then rating the APS) and S&P Eligible Assets (if S&P is then rating such series) each have an aggregate Discounted Value at least equal to the Preferred Stock Basic Maintenance Amount as of such Business Day (assuming for purposes of the foregoing calculation that the Maximum Dividend Rate is the Maximum Dividend Rate on such Business Day as if such Business Day were the Auction Date for the proposed Special Dividend Period); or (ii) a notice stating that the Fund has determined not to exercise its option to designate a Special Dividend Period of shares of such series and that the next Subsequent Dividend Period of shares of such series shall be a Standard Dividend Period.

          (d)           Failure to Deliver Notice of Special Dividend Period. If the Fund fails to deliver either of the notices described in subparagraphs (c)(i) or (c)(ii) of this Section 3 (and, in the case of the notice described in subparagraph (c)(i) of this Section 3, a Preferred Stock Basic Maintenance Report to the effect set forth in such subparagraph (if either Moody’s or S&P is then rating the series in question)) with respect to any designation of any proposed Special Dividend Period to the Auction Agent by 11:00 a.m., New York City time, on the second Business Day next preceding the first day of such proposed Special Dividend Period (or by such later time or date, or both, as may be agreed to by the Auction Agent), the Fund shall be deemed to have delivered a notice to the Auction Agent with respect to such Special Dividend Period to the effect set forth in subparagraph (c)(ii) of this Section 3. In the event the Fund delivers to the Auction Agent a notice described in subparagraph (c)(i) of this Section 3, it shall file a copy of such notice with the Secretary of the Fund, and the contents of such notice shall be binding on the Fund. In the event the Fund delivers to the Auction Agent a notice described in subparagraph (c)(ii) of this Section 3, the Fund will provide Moody’s (if Moody’s is then rating the series in question) and S&P (if S&P is then rating the series in question) a copy of such notice.

4.	Voting Rights.

          (a)           One Quarter of a Vote Per Share of APS. Except as otherwise provided in the Charter or as otherwise required by law, (i) each Holder of shares of a series of APS shall be entitled to one quarter of a vote for each such share held by such Holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of shares of Preferred Stock, including shares of each series of APS, and the holders of shares of Common Stock shall vote together as a single class; provided, however, that, at any meeting of the shareholders of the Fund held for the election of directors, the holders of shares of Preferred Stock, including shares of each series of APS, represented in person or by proxy at said meeting, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of stock of the Fund, to elect a director to succeed any Preferred Director whose term is expiring or whose seat on the Board of Directors is vacant, each share of any series of APS entitling the holder thereof to one quarter of a vote. Subject to paragraph (b) of this Section 4, the holders of the outstanding shares of Common Stock shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of stock of the Fund, to elect the balance of the directors.

(b) Voting For Additional Directors.

          (i)           Voting Period. Except as otherwise provided in the Charter or as otherwise required by law, during any period in which any one or more of the conditions described in clauses (A) or (B) of this subparagraph (b)(i) shall exist (such period being referred to herein as a “Voting Period”), the number of directors constituting the Board of Directors shall be automatically increased by the smallest number that, when added to the two directors elected exclusively by the holders of shares of Preferred Stock, including shares of each series of APS, would constitute a majority of the Board of Directors as so increased by such smallest number, and the holders of shares of Preferred Stock, including shares of each series of APS, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of stock of the Fund), to elect such smallest number of additional directors, together with the two directors that such holders are in any event entitled to elect. A Voting Period shall commence:

(A) if at the close of business on any dividend payment date accumulated dividends (whether or not earned or declared) on any outstanding shares of any series of APS, equal to at least two full years’

dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Auction Agent for the payment of such accumulated dividends; or

               (B)           if at any time holders of shares of Preferred Stock, including shares of each series of APS, are entitled under the Investment Company Act to elect a majority of the directors of the Fund.

          Upon the termination of a Voting Period, the voting rights described in this subparagraph (b)(i) shall cease, subject always, however, to the reverting of such voting rights in the holders of shares of Preferred Stock upon the further occurrence of any of the events described in this subparagraph (b)(i).

          (ii)           Notice of Special Meeting. As soon as practicable after the accrual of any right of the holders of shares of Preferred Stock, including shares of each series of APS, to elect additional directors as described in subparagraph (b)(i) of this Section 4, the Fund shall notify the Auction Agent and the Auction Agent shall call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Fund fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of shares of Preferred Stock, including shares of each series of APS, held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of stock of the Fund), shall be entitled to elect the number of directors prescribed in subparagraph (b)(i) of this Section 4 on a one-vote-per-share basis.

          (iii)         Terms of Office of Existing Directors. The terms of office of all persons who are directors of the Fund at the time of a special meeting of Holders of shares of each series of APS and other holders of shares of Preferred Stock to elect directors shall continue, notwithstanding the election at such meeting by the Holders and such other holders of the number of directors that they are entitled to elect, and the persons so elected by the Holders and such other holders, together with the two incumbent directors elected by the Holders and such other holders of Preferred Stock and the remaining incumbent directors elected by the holders of shares of Common Stock, shall constitute the duly elected directors of the Fund.

          (iv)      Terms of Office of Certain Directors to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional directors elected by the Holders of shares of each series of APS and other holders of shares of Preferred Stock pursuant to subparagraph (b)(i) of this Section 4 shall terminate, the remaining directors shall constitute the directors of the Fund and the voting rights of the

Holders and such other holders to elect additional directors pursuant to subparagraph (b)(i) of this Section 4 shall cease, subject to the provisions of the last sentence of subparagraph (b)(i) of this Section 4.

(c)           Holders of APS to Vote on Certain Other Matters.

           (i)           Capitalization Matters. So long as shares of any series of APS are outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least two thirds of the shares of all series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting, voting separately as one class: (a) authorize, create or issue, or increase the authorized or issued amount of, any class or series of shares ranking prior to the APS with respect to the payment of dividends or the distribution of assets on liquidation or (b) amend, alter or repeal the provisions of the Charter or this Article Fifteenth, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of shares of any series of APS or the Holders thereof; provided, however, that any increase in the amount of the authorized APS or the creation and issuance of other series of Preferred Stock or any increase in the amount of authorized shares of such series or of any other series of Preferred Stock, in each case ranking on a parity with or junior to the APS, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers unless such issuance would cause the Fund not to satisfy the Investment Company Act Preferred Stock Asset Coverage or the Preferred Stock Basic Maintenance Amount.

           (ii)           Investment Company Act Matters. Unless a higher percentage is provided for under the Charter, the affirmative vote of the holders of at least a “majority of the outstanding Preferred Stock” at the time, voting separately as one class, shall be required to approve any plan of reorganization adversely affecting such shares or any action requiring a vote of security holders under Section 13(a) of the Investment Company Act. For purposes of the foregoing, “majority of the outstanding Preferred Stock” shall mean (A) 67% or more of the shares of Preferred Stock present at a meeting, if the holders of more than 50% of the outstanding shares of Preferred Stock are present or represented by proxy or (B) more than 50% of the outstanding shares of Preferred Stock, whichever is less.

          (iii)          Separate Class Voting. The class vote of Holders of shares of Preferred Stock, including APS, described in this paragraph (c) shall in each case be in addition to a separate vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, including APS, necessary to authorize the action in question.

          (iv)          Voting by Series. In addition to any vote of the requisite percentage of shares of Common Stock and shares of Preferred Stock, including APS, otherwise necessary to authorize any proposed action under the Charter or the Investment Company Act, on any matter on which the Preferred Stock has the right to vote as a class, the approval of the holders of a majority of the outstanding shares of any series of Preferred Stock, including any series of APS, voting separately as a series, shall be necessary to approve such proposed action if such series would be affected by the proposed action in a manner materially different from any other series. For purposes of the foregoing, “majority of the outstanding shares of any series of Preferred Stock” shall mean (A) 67% or more of the shares of such series of Preferred Stock present at a meeting, if the holders of more than 50% of the outstanding shares of such series are present or represented by proxy or (B) more than 50% of the outstanding shares of such series, whichever is less.

        (d)           Voting Rights Set Forth Herein Are Sole Voting Rights. Unless otherwise required by law, the Holders of shares of any series of APS shall not have any relative rights or preferences or other special rights other than those specifically set forth herein.

        (e)           No Preemptive Rights Or Cumulative Voting. The Holders of shares of any series of APS shall have no preemptive rights or rights to cumulative voting.

        (f)           Voting For Directors Sole Remedy For Fund’s Failure To Pay Dividends. In the event that the Fund fails to pay any dividends on shares of any series of APS, the exclusive remedy of the Holders shall be the right to vote for directors pursuant to the provisions of this Section 4.

        (g)           Holders Entitled To Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Article Fifteenth, by the other provisions of the Charter, by statute or otherwise, no Holder shall be entitled to vote the shares of any series of APS and no shares of any series of APS shall be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been mailed as provided in paragraph (c) of Section 8 of this Part I and the Redemption Price for the redemption of such shares shall have been deposited in trust with the Auction Agent for that purpose. No shares of any series of APS held by the Fund or any affiliate of the Fund (except for shares held by a Broker-Dealer that is an affiliate of the Fund for the account of its customers) shall have any voting rights or be deemed to be outstanding for voting or other purposes.

5.     Investment Company Act Preferred Stock Asset Coverage.

        The Fund shall maintain, as of the last Business Day of each month in which any shares of any series of APS are outstanding, the Investment Company Act Preferred Stock Asset Coverage.

6.	Preferred Stock Basic Maintenance Coverage.

        (a)           The Fund shall maintain, on each Valuation Date, (i) if Moody’s is then rating the APS, Moody’s Eligible Assets having an aggregate Moody’s Discounted Value at least equal to the Moody’s Preferred Stock Basic Maintenance Amount, (ii) if S&P is

then rating the APS, S&P Eligible Assets having an aggregate S&P Discounted Value at least equal to the S&P Preferred Stock Basic Maintenance Amount and (iii) if any Substitute Rating Agency is then rating the APS, Substitute Rating Agency Eligible Assets having an aggregate Substitute Rating Agency Discounted Value at least equal to the Substituted Rating Agency Preferred Stock Basic Maintenance Amount, in each case applicable to each such Substitute Rating Agency.

        (b)           On or before 5:00 p.m., New York City time, on the third Business Day after each Valuation Date, the Fund shall complete and deliver to the Auction Agent and the Paying Agent a Preferred Stock Basic Maintenance Report, which will be deemed to have been delivered to the Auction Agent and the Paying Agent if the Auction Agent and the Paying Agent receive a copy or telecopy, telex or other electronic transcription thereof and on the same day the Fund mails to the Auction Agent and the Paying Agent for delivery on the next Business Day the full Preferred Stock Basic Maintenance Report. A failure by the Fund to deliver a Preferred Stock Basic Maintenance Report under this paragraph 6(b) without the prior consent of the Auction Agent and the Paying Agent shall be deemed to be delivery of a Preferred Stock Basic Maintenance Report indicating the Discounted Value for all assets of the Fund is less than the Preferred Stock Basic Maintenance Amount, as of the relevant Valuation Date.

        (c)           Within ten Business Days after the date of delivery to the Auction Agent and the Paying Agent of a Preferred Stock Basic Maintenance Report in accordance with paragraph 6(b) above relating to a Annual Valuation Date, the Independent Accountant will confirm in writing to the Auction Agent and the Paying Agent (i) the mathematical accuracy of the calculations reflected in such Report, (ii) that, in such Report, the Fund determined in accordance with this Article Fifteenth the assets of the Fund which constitute Eligible Assets at such Annual Valuation Date, (iii) that, in such Report, the Fund determined in accordance with this Article Fifteenth whether the Fund had, at such Annual Valuation Date, Eligible Assets of an aggregate Discounted Value at least equal to the Preferred Stock Basic Maintenance Amount, (iv) with respect to the S&P rating on portfolio securities of the Fund, issuer name, issue size and coupon rate listed in such Report, that information has been traced and agrees with the information listed by Bloomberg, L.P. or an alternative reputable source (in the event such information does not agree or such information is not listed by Bloomberg, L.P. or an alternative reputable source, the Independent Accountant will inquire of S&P what such information is, and provide a listing in their letter of such differences, if any), (v) with respect to the Moody’s ratings on portfolio securities of the Fund, issuer name, issue size and coupon rate listed in such Report, that information has been traced and agrees with the information listed by Bloomberg, L.P. or an alternative reputable source (in the event such information does not agree or such information is not listed by Bloomberg, L.P. or an alternative reputable source, the Independent Accountant will inquire of Moody’s what such information is, and provide a listing in their letter of such differences, if any), (vi) with respect to any Substitute Rating Agency’s ratings on portfolio securities of the Fund, issuer name, issue size and coupon rate listed in such Report, that information has been traced and agrees with the information listed by Bloomberg, L.P. or an alternative reputable source (in the event such information does not agree or such information is not listed by Bloomberg, L.P. or an alternative reputable source, the Independent Accountant will inquire of such Substitute Rating Agency what such information is, and provide a listing in their letter of such differences, if any) and (vii) with respect to the bid or mean price (or such alternative permissible factor used in calculating the Market Value) provided by the custodian of the Fund’s assets to the Fund for purposes of valuing securities in the Fund’s portfolio, the Independent Accountant has traced the price used in such Report to the bid or mean price listed in the Fund’s accounting records as of such date and verified that such information agrees (in the event such information does not agree, the Independent Accountant will provide a listing in its letter of such differences) (such confirmation is herein called the “Accountant’s Confirmation”). If any Accountant’s Confirmation delivered pursuant to this paragraph 6(c) shows that an error was made in the Preferred Stock Basic Maintenance Report for a Annual Valuation Date, or shows that a lower aggregate Discounted Value for the aggregate of all Eligible Assets of the Fund was determined by the Independent Accountant, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Fund, and the Fund shall accordingly amend the Preferred Stock Basic Maintenance Report to the Auction Agent and Paying Agent promptly following receipt by the Auction Agent and the Paying Agent of such Accountant’s Confirmation.

7.      Restrictions on Dividends and Other Distributions.

                    (a)      For so long as any share of APS is outstanding, the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Stock or other stock, if any, ranking junior to the shares of APS as to dividends or upon liquidation) in respect of the Common Stock or any other stock of the Fund ranking junior to or on a parity with the shares of APS as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any shares of the Common Stock or any other such junior stock (except by conversion into or exchange for stock of the Fund ranking junior to the shares of APS as to dividends and upon liquidation) or any other such parity stock (except by conversion into or exchange for stock of the Fund ranking junior to or on a parity with the shares of APS as to dividends and upon liquidation), unless (A) immediately after such transaction, the Preferred Stock Basic Maintenance Amount and the Investment Company Act Preferred Stock Asset Coverage would be achieved, (B) full cumulative dividends on shares of APS and shares of other Preferred Stock ranking on a parity with the APS with respect to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund due on or prior to the date of the transaction have been declared and paid or shall have been declared and sufficient funds for the payment thereof deposited with the Paying Agent, (C) the Fund has redeemed the full number of shares of APS required to be redeemed by any provision for mandatory redemption contained herein.

                    (b)      When dividends are not paid in full upon the shares of each series of APS through its most recent Dividend Payment Date or upon the shares of any other class or series of stock of the Fund ranking on a parity with the APS as to the payment of dividends through their most recent respective dividend payment dates, all dividends declared upon the shares of each series of APS and the shares of any other such class or series of stock ranking on a parity with the APS as to the payment of dividends shall be declared pro rata so that the amount of dividends declared per share on each series of APS and such other class or series of stock shall in all cases bear to each other the same ratio that accumulated dividends per share on such series of APS and such other class or series of stock bear to each other (for purposes of this sentence, the amount of dividends declared per share on each series of APS shall be based on the Applicable Dividend Rate for such share for the Dividend Periods during which dividends were not paid in full).

8.      Redemption.

                    (a)           Optional Redemption.

            (i)           Subject to the provisions of subparagraph (v) of this paragraph (a), shares of any series of APS may be redeemed, at the option of the Fund, as a whole or from time to time in part, on any Dividend Payment Date for shares of such series, out of funds legally available therefor, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption; provided, however, that (1) shares of a series of APS may not be redeemed in part if after such partial redemption fewer than 300 shares of such series remain outstanding; (2) shares of a series of APS are redeemable by the Fund during the Initial Dividend Period thereof only on the second Business Day next preceding the last Dividend Payment Date for such Initial Dividend Period; and (3) subject to subparagraph (ii) of this paragraph (a), the Notice of Special Dividend Period relating to a Special Dividend Period of shares of a series of APS, as delivered to the Auction Agent and filed with the Secretary of the Fund, may provide that shares of such series shall not be redeemable during the whole or any part of such Special Dividend Period (except as provided in subparagraph of this paragraph (a)) or shall be redeemable during the whole or any part of such Special Dividend Period only upon payment of such redemption premium or premiums as shall be specified in such notice (“Special Redemption Provisions”).

            (ii)          A Notice of Special Dividend Period relating to shares of a series of APS for a Special Dividend Period thereof may contain Special Redemption Provisions only if the Fund’s Board of Directors, after consultation with the Broker-Dealer or Broker-Dealers for such Special Dividend Period of shares of such series, determines that such Special Redemption Provisions are in the best interest of the Fund.

            (iii)         If fewer than all of the outstanding shares of a series of APS are to be redeemed pursuant to subparagraph (i) of this paragraph (a), the number of shares of such series to be redeemed shall be determined by the Board of Directors, and such shares shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

            (iv)         Subject to the provisions of subparagraph (v) of this paragraph (a), shares of any series of APS may be redeemed, at the option of the Fund, as a whole but not in part, out of funds legally available therefor, on the first day following any Dividend Period thereof included in a Special Dividend Period consisting of more than 364 days if, on the date of determination of the Applicable Dividend Rate for shares of such series for such Special Dividend Period, such Applicable Dividend Rate equaled or exceeded on such date of determination the Treasury Note Rate for such Special Dividend Period, at a redemption price per share equal to the sum of $25,000 plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed for redemption.

            (v)          The Fund may not on any date mail a Notice of Redemption pursuant to paragraph (c) of this Section 8 in respect of a redemption contemplated to be effected pursuant to this paragraph (a) unless on such date the Fund has available liquid securities having a value not less than the amount (including any applicable premium) due to Holders of any series of APS by reason of redemption of such shares or such redemption date, and (b) the Discounted Value of Moody’s Eligible Assets (if Moody’s is then rating the APS) and S&P Eligible Assets (if S&P is then rating the APS) each at least equals the Preferred Stock Basic Maintenance Amount, and would at least equal the Preferred Stock Basic Maintenance Amount immediately subsequent to such redemption if such redemption were to occur on such date.

         (b)           Mandatory Redemption. The Fund shall redeem, at a redemption price equal to $25,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to (but not including) the date fixed by the Board of Directors for redemption, certain shares of APS, if the Fund fails to have either Moody’s Eligible Assets or S&P Eligible Assets with a Discounted Value greater than or equal to the Preferred Stock Basic Maintenance Amount or fails to maintain the Investment Company Act Preferred Stock Asset Coverage, in accordance with the requirements of the rating agency or agencies then rating the APS, and such failure is not cured on or before the Preferred Stock Basic Maintenance Cure Date or the Investment Company Act Cure Date, as the case may be. The number of shares of APS to be redeemed shall be equal to the lesser of (i) the minimum number of shares of APS, together with all other shares of Preferred Stock subject to redemption or retirement, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Cure Date, would have resulted in the Fund’s having Moody’s Eligible Assets and S&P Eligible Assets with a Discounted Value greater than or equal to the Preferred Stock Basic Maintenance Amount or maintaining the Investment Company Act Preferred Stock Asset Coverage, as the case may be, on such Cure Date (provided, however, that if there is no such minimum number of shares of APS and other shares of Preferred Stock the redemption or retirement of which would have had such result, all shares of APS and other Preferred Stock then outstanding shall be redeemed), and (ii) the maximum number of shares of APS, together with all other shares of Preferred Stock subject to redemption or retirement, that can be redeemed out of funds expected to be legally available therefor in accordance with the Charter and applicable law. In determining the shares of APS required to be redeemed in accordance with the foregoing, the Fund shall allocate the number required to be redeemed to satisfy the Preferred Stock Basic Maintenance Amount or the Investment Company Act Preferred Stock Asset Coverage, as the case may be, pro rata among shares of APS and other Preferred Stock (and, then, pro rata among each series of APS) subject to redemption or retirement. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be earlier than 20 days nor later than 22 days after such Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of shares of APS and other Preferred Stock which are subject to redemption or retirement or the Fund otherwise is unable to effect such redemption on or prior to 22 days after such Cure Date, the Fund shall redeem those shares of APS and other Preferred Stock which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the outstanding shares of a series of APS are to be redeemed pursuant to this paragraph (b), the number of shares of such series to be redeemed shall be redeemed pro rata from the Holders of shares of such series in proportion to the number of shares of such series held by such Holders.

         (c)           Notice of Redemption. If the Fund shall determine or be required to redeem shares of a series of APS pursuant to paragraph (a) or (b) of this Section 8, it shall mail a Notice of Redemption with respect to such redemption by first-class mail, postage prepaid, to (i) each Holder of the shares of such series to be redeemed, at such Holder’s address as the same appears on the record books of the Fund on the record date established by the Board of Directors (ii) to Moody’s, if Moody’s is then rating the APS and to S&P, if S&P is then rating the APS. Such Notice of Redemption shall be so mailed not less than 20 nor more than 45 days prior to the date fixed for redemption and (iii) to the Auction Agent. Each such Notice of Redemption shall state: (i) the redemption date; (ii) the number of shares of APS to be redeemed and the series thereof; (iii) the CUSIP number for shares of such series; (iv) the Redemption Price; (v) the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state) are to be surrendered for payment of the Redemption Price; (vi) that dividends on the shares to be redeemed will cease to accumulate on such redemption date; and (vii) that the holders of any shares of a series of APS being so redeemed shall not participate in the Auction, if any, immediately preceding the redemption date; and (viii) the provisions of this Section 8 under which such redemption is made. If fewer than all shares of a series of APS held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number of shares of such series to be redeemed from such Holder. The Fund may provide in any Notice of Redemption relating to a redemption contemplated to be effected pursuant to paragraph (a) of this Section 8 that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition shall have been satisfied at the time or times and in the manner specified in such Notice of Redemption.

         (d)           No Redemption Under Certain Circumstances. Notwithstanding the provisions of paragraphs (a) or (b) of this Section 8, if any dividends on shares of a series of APS (whether or not earned or declared) are in arrears, no shares of such series shall be redeemed unless all outstanding shares of such series are simultaneously redeemed, and the Fund shall not purchase or otherwise acquire any shares of such series; provided, however, that the foregoing shall not prevent the purchase or acquisition of all outstanding shares of such series pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to, and accepted by, Holders of all outstanding shares of such series.

         (e)           Absence of Funds Available for Redemption. To the extent that any redemption for which Notice of Redemption has been mailed is not made by reason of the absence of legally available funds therefor in accordance with the Charter and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. Failure to redeem shares of APS shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Auction Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been mailed; provided, however, that the foregoing shall not apply in the case of the Fund’s failure to deposit in trust with the Auction Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Fund may not have redeemed shares of APS for which a Notice of Redemption has been mailed, dividends may be declared and paid on shares of APS and shall include those shares of APS for which a Notice of Redemption has been mailed.

         (f)           Auction Agent as Director of Redemption Payments by Fund. All moneys paid to the Auction Agent for payment of the Redemption Price of shares of APS called for redemption shall be held in trust by the Auction Agent for the benefit of Holders of shares so to be redeemed.

         (g)           Shares for Which Notice of Redemption Has Been Given Are no Longer Outstanding. Provided a Notice of Redemption has been mailed pursuant to paragraph (c) of this Section 8, upon the deposit with the Auction Agent (on the Business Day next preceding the date fixed for redemption thereby, in funds available on the next Business Day in The City of New York, New York) of funds sufficient to redeem the shares of APS that are the subject of such notice, dividends on such shares shall cease to accumulate and such shares shall no longer be deemed to be outstanding for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in subparagraph (e)(i) of Section 2 of this Part I. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Auction Agent to the Holders of shares of APS subject to redemption. In the case that fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Auction Agent, promptly after the date fixed for redemption, any cash deposited with the Auction Agent in excess of (i) the aggregate Redemption Price of the shares of APS called for redemption on such date and (ii) all other amounts to which Holders of shares of APS called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such redemption date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of shares of APS so called for redemption may look only to the Fund for payment of the Redemption Price and all other amounts to which they may be entitled.

         (h)           Compliance with Applicable Law. In effecting any redemption pursuant to this Section 8, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the Investment Company Act and any applicable Maryland law, but shall effect no redemption except in accordance with the Investment Company Act and any applicable Maryland law.

         (i)           Only Whole Shares of APS May Be Redeemed. In the case of any redemption pursuant to this Section 8, only whole shares of APS shall be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

         (j)           Modification of Redemption Procedures. Notwithstanding any of the foregoing provisions of this Section 8, the Fund may modify any or all of the requirements relating to the Notice of Redemption provided that (i) any such modification does not materially and adversely affect any Holder of shares of the relevant series of APS, and (ii) the Fund receives written notice from Moody’s (if Moody’s is then rating the APS) and S&P (if S&P is then rating the APS) that such modification would not impair the ratings assigned by Moody’s and S&P to shares of APS.

9.	Liquidation Rights.

         (a)           Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of shares of all series of APS then outstanding shall be entitled to receive and to be paid out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution shall be made on the Common Stock or on any other class of shares of the Fund ranking junior to the APS upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds in connection with the liquidation of the Fund. After the payment to the Holders of shares of all series of APS of the full preferential amounts provided for in this paragraph (a), the Holders of shares of any series of APS as such shall have no right or claim to any of the remaining assets of the Fund.

         (b)           Pro Rata Distributions. In the event the assets of the Fund available for distribution to the Holders of shares of all series of APS upon any dissolution, liquidation, or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (a) of this Section 9, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the APS with respect to the distribution of assets upon such dissolution, liquidation or winding up, unless proportionate distributive amounts shall be paid on account of the shares of all series of APS, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

         (c)           Rights of Junior Shares. Subject to the rights of the holders of shares of any series or class or classes of shares ranking on a parity with the APS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of shares of all series of APS as provided in paragraph (a) of this Section 9, but not prior thereto, any other series or class or classes of shares ranking junior to the APS with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of shares of any series of APS shall not be entitled to share therein.

         (d)           Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all the property or business of the Fund, nor the merger or consolidation of the Fund into or with any business trust or corporation nor the merger or consolidation of any business trust or corporation into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 9.

10.	Certain Rating Agency Requirements and Restrictions.

         (a)           For so long as any shares of APS are outstanding and Moody’s is then rating the APS, the Fund will perform all actions required by the Moody’s Guidelines and will not engage in any transactions proscribed by restrictions set forth in the Moody’s Guidelines, unless it has received written confirmation from Moody’s that such noncompliance would not adversely affect the rating then assigned by Moody’s to the APS.

         (b)           For so long as any shares of APS are outstanding and S&P is then rating the APS, the Fund will perform all actions required by the S&P Guidelines and will not engage in any transactions proscribed by restrictions set forth in the S&P Guidelines, unless it has received written confirmation from S&P that such noncompliance would not adversely affect the rating then assigned by S&P to the APS.

         (c)           For so long as any shares of APS are outstanding and any Substitute Rating Agency is then rating the APS, the Fund will perform all actions required by the Substituted Rating Agency Guidelines relating to such Substitute Rating Agency and will not engage in any transactions proscribed by restrictions set forth in the Substituted Rating Agency Guidelines relating to such Substitute Rating Agency, unless it has received written confirmation from such Substituted Rating Agency that such noncompliance would not adversely affect the rating then assigned by such Substituted Rating Agency to the APS.

11.	Miscellaneous.

(a) No Fractional Shares. No fractional shares of APS shall be issued.

         (b)           Status of Shares of APS Redeemed, Exchanged or Otherwise Acquired by the Fund. Shares of APS which are redeemed, exchanged or otherwise acquired by the Fund shall return to the status of authorized and unissued shares of Preferred Stock without designation as to series.

         (c)           Board May Resolve Ambiguities. To the extent permitted by applicable law, the Board of Directors may interpret or adjust the provisions of this Article Fifteenth to resolve any inconsistency or ambiguity or to remedy any formal defect, and may amend this Article Fifteenth with respect to any series of APS prior to the issuance of shares of such series.

(d) Headings Not Determinative. The headings contained in this Article Fifteenth are for convenience of reference only and shall not affect the meaning or interpretation of this Article Fifteenth.

         (e)           Notices. All notices or communications, unless otherwise specified in the Bylaws of the Fund or this Article Fifteenth, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid.

PART II.

1.	Orders.

(a) Prior to the Submission Deadline on each Auction Date for shares of a series of APS:

(i) each Beneficial Owner of shares of such series may submit to its Broker-Dealer by telephone or otherwise information as to:

              (A)           the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Dividend Rate for shares of such series for the next Subsequent Dividend Period of such shares;

              (B)           the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Dividend Rate for shares of such series for the next Subsequent Dividend Period of shares of such series shall be less than the rate per annum specified by such Beneficial Owner; and/or

              (C)           the number of Outstanding shares, if any, of such series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Dividend Rate for shares of such series for the next Subsequent Dividend Period of shares of such series; and

        (ii)           one or more Broker-Dealers, using lists of Potential Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of such series which each such Potential Beneficial Owner offers to purchase if the Applicable Dividend Rate for shares of such series for the next Subsequent Dividend Period of shares of such series shall not be less than the rate per annum specified by such Potential Beneficial Owner.

          For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i)(A), (i)(B), (i)(C) or (ii) of this paragraph (a) is hereinafter referred to as an “Order” and collectively as “Orders” and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an order with the Auction Agent, is hereinafter referred to as a “Bidder” and collectively as “Bidders”; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a “Hold Order” and collectively as “Hold Orders”; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a “Bid” and collectively as “Bids”; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a “Sell Order” and collectively as “Sell Orders.”

(b) (i) A Bid by a Beneficial Owner or an Existing Holder of shares of a series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

              (A)           the number of Outstanding shares of such series specified in such Bid if the Applicable Dividend Rate for shares of such series determined on such Auction Date shall be less than the rate specified therein;

              (B)           such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause (iv) of paragraph (a) of this Part II if the Applicable Dividend Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein; or

              (C)           the number of Outstanding shares of such series specified in such Bid if the rate specified therein shall be higher than the Maximum Dividend Rate for shares of such series, or such number or a lesser number of Outstanding shares of such series to be determined as set forth in clause (iii) of paragraph (b) of Section 4 of this Part II if the rate specified therein shall be higher than the Maximum Dividend Rate for shares of such series and Sufficient Clearing Bids for shares of such series do not exist.

(ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of a series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

              (A)           the number of Outstanding shares of such series specified in such Sell Order; or

              (B)           such number or a lesser number of Outstanding shares of such series as set forth in clause (iii) of paragraph (b) of Section 4 of this Part II if Sufficient Clearing Bids for shares of such series do not exist; provided, however, that a Broker-Dealer that is an Existing Holder with respect to shares of a series of APS shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph (c) of Section 2 of this Part II if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Fund) with the provisions of Section 6 of this Part II or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer’s records, such Broker-Dealer believes it is not the Existing Holder of such shares.

(iii) A Bid by a Potential Beneficial Owner or a Potential Holder of shares of a series of APS subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

              (A)           the number of Outstanding shares of such series specified in such Bid if the Applicable Dividend Rate for shares of such series determined on such Auction Date shall be higher than the rate specified therein; or

              (B)           such number or a lesser number of Outstanding shares of such series as set forth in clause (v) of paragraph (a) of Section 4 of this Part II if the Applicable Dividend Rate for shares of such series determined on such Auction Date shall be equal to the rate specified therein.

    (c)      No Order for any number of shares of APS other than whole shares shall be valid.

    (d)      A Bid by a Potential Beneficial Owner or a Potential Holder specifying a rate higher than the Maximum Dividend Rate for shares of APS on the Auction Date will not be accepted.

2.      Submission of Orders by Broker-Dealers to Auction Agent.

       (a)           Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for shares of APS of a series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Fund) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and shall specify with respect to each Order for such shares:

             (i)           the name of the Bidder placing such Order (which shall be the Broker-Dealer unless otherwise permitted by the Fund);

             (ii)          the aggregate number of shares of such series that are the subject of such Order;

             (iii)          to the extent that such Bidder is an Existing Holder of shares of such series:

             (A)           the number of shares, if any, of such series subject to any Hold Order of such Existing Holder;

             (B)           the number of shares, if any, of such series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

             (C)           the number of shares, if any, of such series subject to any Sell Order of such Existing Holder; and

(iv) to the extent such Bidder is a Potential Holder of shares of such series, the rate and number of shares of such series specified in such Potential Holder’s Bid.

       (b)        If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

       (c)        If an Order or Orders covering all of the outstanding shares of a series of APS held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of such series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Dividend Period consisting of more than 28 days, the Auction Agent shall deem a Sell order to have been submitted by or on behalf of such Existing Holder covering the number of outstanding shares of such series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

       (d)        If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding shares of a series of APS subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

            (i)           all Hold Orders for shares of such series shall be considered valid, but only up to and including in the aggregate the number of Outstanding shares of such series held by such Existing Holder, and if the number of shares of such series subject to such Hold Orders exceeds the number of Outstanding shares of such series held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding shares of such series held by such Existing Holder;

            (ii)          (A)           any Bid for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the number of shares of such series subject to any Hold Orders referred to in clause (i) above;

               (B)               subject to subclause (A), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of such series subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of shares of such series subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares of such series equal to such excess;

               (C)              subject to subclauses (A) and (B), if more than one Bid of an Existing Holder for shares of such series is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

               (D)              in any such event, the number, if any, of such Outstanding shares of such series subject to any portion of Bids considered not valid in whole or in part under this clause (ii) shall be treated as the subject of a Bid for shares of such series by or on behalf of a Potential Holder at the rate therein specified; and

            (iii)         all Sell Orders for shares of such series shall be considered valid up to and including the excess of the number of Outstanding shares of such series held by such Existing Holder over the sum of shares of such series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

          (e)           If more than one Bid for one or more shares of a series of APS is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

          (f)           Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

3.      Determination of Sufficient Clearing Bids, Winning Bids Rate and Applicable Dividend Rate.

          (a)           Not earlier than the Submission Deadline on each Auction Date for shares of a series of APS, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of such series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a “Submitted Hold Order,” a “Submitted Bid” or a “Submitted Sell Order,” as the case may be, or as a “Submitted Order” and collectively as “Submitted Hold Orders,” “Submitted Bids” or “Submitted Sell Orders,” as the case may be, or as “Submitted Orders”) and shall determine for such series:

               (i)           the excess of the number of Outstanding shares of such series over the number of Outstanding shares of such series subject to Submitted Hold Orders (such excess being hereinafter referred to as the “Available APS” of such series);

               (ii)           from the Submitted Orders for shares of such series whether:

              (A)           the number of Outstanding shares of such series subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Dividend Rate for shares of such series exceeds or is equal to the sum of:

              (B)           the number of Outstanding shares of such series subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Dividend Rate for shares of such series; and

              (C)           the number of Outstanding shares of such series subject to Submitted Sell Orders in the event such excess or such equality exists (other than because the number of shares of such series in subclauses (B) and (C) above is zero because all of the Outstanding shares of such series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as “Sufficient Clearing Bids” for shares of such series); and

(iii) if Sufficient Clearing Bids for shares of such series exist, the lowest rate specified in such Submitted Bids (the “Winning Bid Rate” for shares of such series) which if:

              (A)           (I) each such Submitted Bid of Existing Holders specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

              (B)           (I) each such Submitted Bid of Potential Holders specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted;

would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of such series which, when added to the number of Outstanding shares of such series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available APS of such series.

          (b)           Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 3, the Auction Agent shall advise the Fund of the Maximum Dividend Rate for shares of the series of APS for which an Auction is being held on the Auction Date and, based on such determination the Applicable Dividend Rate for shares of such series for the next Subsequent Dividend Period thereof as follows:

               (i)           if Sufficient Clearing Bids for shares of such series exist, that the Applicable Dividend Rate for all shares of such series for the next Subsequent Dividend Period thereof shall be equal to the Winning Bid Rate for shares of such series so determined;

               (ii)          if sufficient Clearing Bids for shares of such series do not exist (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Dividend Rate for all shares of such series for the next Subsequent Dividend Period thereof shall be equal to the Maximum Dividend Rate for shares of such series; or

               (iii)         if all of the Outstanding shares of such series are subject to Submitted Hold Orders, that the Applicable Dividend Rate for all shares of such series for the next Subsequent Dividend Period thereof shall be the All Hold Rate.

4.      Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares.

         Existing Holders shall continue to hold the shares of APS that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 3 of this Part II, the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

         (a)           If Sufficient Clearing Bids for shares of a series of APS have been made, all Submitted Sell Orders with respect to shares of such series shall be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section 4, Submitted Bids with respect to shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of such series shall be rejected:

               (i)           Existing Holders’ Submitted Bids for shares of such series specifying any rate that is higher than the Winning Bid Rate for shares of such series shall be accepted, thus requiring each such Existing Holder to sell the shares of APS subject to such Submitted Bids;

               (ii)          Existing Holders’ Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be rejected, thus entitling each such Existing Holder to continue to hold the shares of APS subject to such Submitted Bids;

               (iii)          Potential Holders’ Submitted Bids for shares of such series specifying any rate that is lower than the Winning Bid Rate for shares of such series shall be accepted;

               (iv)         each Existing Holder’s Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be rejected, thus entitling such Existing Holder to continue to hold the shares of APS subject to such Submitted Bid, unless the number of Outstanding shares of APS subject to all such Submitted Bids shall be greater than the number of shares of APS (“remaining shares”) in the excess of the Available APS of such series over the number of shares of APS subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold shares of APS subject to such Submitted Bid, but only in an amount equal to the number of shares of APS of such series obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding shares of APS held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of APS subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of such series; and

               (v)         each Potential Holder’s Submitted Bid for shares of such series specifying a rate that is equal to the Winning Bid Rate for shares of such series shall be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available APS of such series over the number of shares of APS subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which shall be the number of Outstanding shares of APS subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding shares of APS subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of such series.

         (b)           If Sufficient Clearing Bids for shares of a series of APS have not been made (other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), subject to the provisions of paragraph (d) of this Section 4, Submitted Orders for shares of such series shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of such series shall be rejected:

               (i)           Existing Holders’ Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Dividend Rate for shares of such series shall be rejected, thus entitling such Existing Holders to continue to hold the shares of APS subject to such Submitted Bids;

               (ii)           Potential Holders’ Submitted Bids for shares of such series specifying any rate that is equal to or lower than the Maximum Dividend Rate for shares of such series shall be accepted; and

               (iii)          Each Existing Holder’s Submitted Bid for shares of such series specifying any rate that is higher than the Maximum Dividend Rate for shares of such series and the Submitted Sell Orders for shares of such series of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of such series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of such series obtained by multiplying the number of shares of such series subject to Submitted Bids described in clause (ii) of this paragraph (b) by a fraction, the numerator of which shall be the number of Outstanding shares of such series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding shares of such series subject to all such Submitted Bids and Submitted Sell Orders.

         (c)           If all of the Outstanding shares of a series of APS are subject to Submitted Hold Orders, all Submitted Bids for shares of such series shall be rejected.

         (d)           If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 4, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of a series of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of such series of APS to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares of APS.

         (e)           If, as a result of the procedures described in clause (v) of paragraph (a) of this Section 4, any Potential Holder would be entitled or required to purchase less than a whole share of a series of APS on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate shares of APS of such series for purchase among Potential Holders so that only whole shares of APS of such series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing shares of APS of such series on such Auction Date.

          (f)           Based on the results of each Auction for shares of a series of APS, the Auction Agent shall determine the aggregate number of shares of such series to be purchased and the aggregate number of shares of such series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, shares of APS of such series. Notwithstanding any provision of the Auction Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of a series of APS with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of shares of APS that have been made in respect of Potential Holders’ or Potential Beneficial Owners’ submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

          (g)           Neither the Fund nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver shares of any series of APS or to pay for shares of any series of APS sold or purchased pursuant to the Auction Procedures or otherwise.

5.      Auction Agent.

          For so long as shares of any series of APS are outstanding, the Auction Agent, duly appointed by the Fund to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Fund and its affiliates (which however may engage or have engaged in business transactions with the Fund or its affiliates) and at no time shall the Fund or any of its affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that shares of any series of APS are outstanding, the Board of Directors shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent. The Auction Agent’s registry of Existing Holders of a series of APS shall be conclusive and binding on the Broker-Dealers. A Broker-Dealer may inquire of the Auction Agent between 3:00 p.m. on the Business Day preceding an Auction for a series of APS and 9:30 a.m. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined such Broker-Dealer to be an Existing Holder. If such Broker-Dealer believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to such Broker-Dealer’s inquiry, such Broker-Dealer may so inform the Auction Agent of that belief. Such Broker-Dealer shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to such Broker-Dealer’s inquiry.

6.       Transfer of APS.

          Unless otherwise permitted by the Fund, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of shares of any series of APS only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other disposition of shares of APS from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this Section 6 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Fund) to whom such transfer is made shall advise the Auction Agent of such transfer.

7.       Global Certificate.

          Prior to the commencement of a Voting Period, (i) all of the shares of a series of APS outstanding from time to time shall be represented by one global certificate registered in the name of the Securities Depository or its nominee and (ii) no registration of transfer of shares of a series of APS shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee.

8.	Force Majeure.

          (a)           Notwithstanding anything else set forth herein, if an Auction Date for shares of a series of APS is not a Business Day because the New York Stock Exchange is closed for business due to an “act of God,” natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the Auction Agent is not able to conduct an Auction in accordance with the Auction Procedures for any such reason, then the Applicable Dividend Rate for shares of such series for the next Subsequent Dividend Period shall be the Applicable Dividend Rate most recently in effect for shares of such series, provided, however, that, if the affected Subsequent Dividend Period is a Special Dividend Period, the next Subsequent Dividend Period shall be a Standard Dividend Period and the Applicable Dividend Rate for shares of such series during such Standard Dividend Period shall be 80% of the Reference Rate applicable to such Standard Dividend Period.

          (b)           Notwithstanding anything else set forth herein, if a Dividend Payment Date is not a Business Day because the New York Stock Exchange is closed for business due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the dividend payable on such date can not be paid for any such reason, then:

             (i)           the Dividend Payment Date for the affected Dividend Period shall be the next Business Day on which the Fund and the Paying Agent, if any, are able to cause the dividend to be paid using their reasonable best efforts;

             (ii)           the affected Dividend Period shall end on the day it would have ended had such event not occurred and the Dividend Payment Date had remained the scheduled date; and

             (iii)          the next Dividend Period will begin and end on the dates on which it would have begun and ended had such event not occurred and the Dividend Payment Date remained the scheduled date.

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          SECOND: The amendment to and restatement of the charter of the Corporation as hereinabove set forth have been duly advised by the board of directors of the Corporation and approved by the stockholders of the Corporation as required by law.

          THIRD: The foregoing amendment to and restatement of the charter of the Corporation do not increase the authorized stock of the Corporation.

          FOURTH: The current address of the principal office of the Corporation is as set forth in Article Third of the foregoing amendment to and restatement of the charter of the Corporation.

          FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article Third of the foregoing amendment to and restatement of the charter of the Corporation.

          SIXTH: The number of directors of the Corporation is currently eight and the names of those directors currently in office are as follows:

Stewart E. Conner Connie K. Duckworth Robert J. Genetski Francis E. Jeffries Nancy Lampton Christian H. Poindexter Carl F. Pollard David J. Vitale

          SEVENTH: The foregoing amendment to the Charter of the Corporation shall become effective upon acceptance for record by the State Department of Assessments and Taxation of Maryland.

          IN WITNESS WHEREOF, DNP Select Income Fund Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on May 11, 2006.

WITNESS:	DNP SELECT INCOME FUND INC.

/s/ T. Brooks Beittel	By:	/s/ Nathan I. Partain
T. Brooks Beittel		Nathan I. Partain
Secretary		President

          THE UNDERSIGNED, President of DNP Select Income Fund Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment and Restatement of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment and Restatement to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Nathan I. Partain
Nathan I. Partain